EXHIBIT 10.2



                                   LOAN AGREEMENT

      This LOAN AGREEMENT, dated as of September 17, 1999, is among MILLERS AMERICAN GROUP, INC., a Texas corporation ("Borrower") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle"), as a Lender and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 1.1 below).

                               PRELIMINARY STATEMENT:

     A. Borrower has requested Lenders to make available to Borrower up to $30,000,000 in the form of a revolving line of credit, the proceeds of which will be used for the purposes described herein.

     B. Lenders are willing to provide such revolving line of credit to Borrower on the terms and subject to the conditions set forth in this Loan Agreement.

      NOW THEREFORE, it is agreed as follows:

                                    ARTICLE I

                           DEFINITIONS AND DETERMINATIONS

      1.1 DEFINITIONS. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

      ACCOUNTANTS:      Deloitte  &  Touche  LLP  or  any  other   independent
certified   public   accounting  firm  selected  by  Borrower  and  reasonably
satisfactory to Agent.

      ACCOUNTING CHANGES:     as defined in Section 1.3.

      ACQUISITION: any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the voting common stock, general partnership interests, common membership interests or other common voting equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

      ADMITTED ASSETS: those assets prescribed or permitted to be reflected on the financial statements of a Texas property and casualty insurance company (and with respect to Phoenix, an Arizona property and casualty insurance company) pursuant to Statutory Accounting Practices.

      AFFILIATE: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 25% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

      AGENT:      LaSalle, as agent for the Lenders.

      ANNUALIZED NET WRITTEN PREMIUMS: as of the end of any quarter, the sum of the Net Written Premiums for such quarter and the preceding three quarters.

      APPLICABLE MARGIN: the respective LIBOR Rate Margin, Prime Rate Margin and Non-Use Fee Rate from time to time established at any time based on the Consolidated Leverage Ratio in accordance with the following table:

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    Consolidated      LIBOR Rate Margin   Prime Rate Margin   Non-Use Fee Rate
   Leverage Ratio
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    <= .20 : 1.0            1.50%                0%                 .20%
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  > .20 : 1.0 but

    <= .25 : 1.0            1.75%               .25%                .25%
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  > .25 : 1.0 but

    <= .30 : 1.0            2.00%               .50%                .30%
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--------------------------------------------------------------------------------

  > .30 : 1.0 but

    <= .35 : 1.0            2.25%               .75%                .35%
--------------------------------------------------------------------------------
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    > .35 : 1.0             2.50%               1.00%               .40%
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      Notwithstanding anything to the contrary in this Loan Agreement, from the Closing Date to the first Adjustment Date (as defined below), the Borrower's Consolidated Leverage Ratio shall be deemed to be greater than
      0.25 to 1.00 but less than or equal to 0.30 to 1.00. Changes in the Applicable Margin resulting from changes in Borrower's Consolidated Leverage Ratio shall become effective after September 30, 1999 on the date (the "Adjustment Date") on which financial statements, attached to the Compliance Certificate, are received by the Agent and LaSalle pursuant to
      Section 6.3.1 and Section 6.3.2 (but in any event no later than the 60th day after the end of each of the first three quarterly periods of each fiscal year beginning for purposes hereof with the quarter ending September 30, 1999 or the 120th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, Borrower's Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purpose of this definition be deemed to be greater than 0.35 to 1.00.

      ARIZONA HOLDING COMPANY ACT:  as defined in Section 5.9.

      ASSIGNEE:   any Person  reasonably  acceptable  to  Borrower  to which a
Loan Assignment is made in compliance with the provisions of subsection 9.1.1.

      BANK OF AMERICA:  Bank of America.

      BANK OF AMERICA AGREEMENT: that certain Loan Agreement, dated as of July 1, 1996, by and between NationsBank of Texas, N.A., and Millers, as amended, modified, supplemented, restated, extended or replaced (including replacement after the termination of such agreement).

      BANKRUPTCY CODE: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

      BORROWER:   see PREAMBLE.

      BORROWER CAPITAL STOCK: all of the issued and outstanding shares of capital stock of Borrower.

      BORROWER'S OBLIGATIONS: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to Lenders and/or Agent pursuant to the terms of this Loan Agreement or any other Loan Instrument and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

      BUSINESS: the business of marketing, underwriting and issuing property and casualty insurance and related business and other businesses that can reasonably be expected to enhance or provide synergies with the business of marketing, underwriting and issuing property and casualty insurance and related businesses.

      BUSINESS DAY: (i) except as provided in clause (ii), any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are required to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with a LIBOR Loan, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

      CAPITAL EXPENDITURES: payments that are made or liabilities that are incurred by Borrower or any Subsidiary for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appear on Borrower's consolidated balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized by Borrower or any other Person. A Capital Expenditure shall be deemed to be made as of the time the Property which is the subject thereof is put into service by Borrower or any Subsidiary.

      CAPITALIZED LEASE:      any lease of Property,  the  obligations for the
rental of which are required to be capitalized in accordance with GAAP.

      CERTIFICATE OF AUTHORITY: a License issued by a U.S. state authorizing the licensee to conduct a property and casualty insurance business in such state and describing the lines or types of insurance authorized.

      CERTIFICATE OF AUTHORIZATION AND DEPOSIT: a certificate issued by the Arizona Department of Insurance (i) setting forth the lines or types of insurance which Phoenix is authorized to transact in such state at the time of issuance of the Certificate of Authorization and Deposit, (ii) stating that Phoenix is, at the time of issuance of the Certificate of Authorization and Deposit authorized to transact such lines or types of insurance in Arizona and
(iii) the amount of securities that Phoenix has deposited with the Department of Insurance.

      CERTIFICATE OF COMPLIANCE:    a  certificate  issued by state  insurance
regulatory officials (i) setting forth the license of each of Millers and its Subsidiaries and (ii) stating that such license is valid.

      CHIEF FINANCIAL OFFICER:      the duly  elected and acting  treasurer or
chief financial officer of Borrower.

      CLOSING:    the disbursement of the initial Loan.

      CLOSING DATE:     the date the initial Loan is disbursed.

      CLOSING CERTIFICATE:    a  Closing  Certificate  in form  and  substance
acceptable to Agent.

      CLOSING FEE:      as defined in subsection 2.7.1.

      CODE: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

      COLLATERAL: as defined in the Pledge Agreements and in the Security Agreement.

      COMMITMENT: at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature page of this Loan Agreement or on the signature page of the Lender Addition Agreement pursuant to which such lender became a Lender hereunder.

      COMMITMENTS:      the  aggregate   amount  of  the  Commitments  of  all
Lenders.

      COMPANY ACTION LEVEL OR COMPANY ACTION LEVEL EVENT: as defined in any risk-based capital law in effect in Texas or Arizona with respect to property and casualty insurance companies, or, if no such law is in effect, as defined in the NAIC's Risk-Based Capital for Property/Casualty Insurers Model Act.

      COMPLIANCE CERTIFICATE: a Compliance Certificate in the form of Exhibit 1.1A.

      COMPUTATION PERIOD:     means  each  period of four  consecutive  Fiscal
Quarters ending on the last day of a Fiscal Quarter.

      CONSOLIDATED EBITDA: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness for Borrowed Money (including the Loan),
(c) depreciation expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), net of income tax effect therefrom, and (f) any other non-cash charges, all as determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP; and minus, to the extent included in the statement of such Consolidated Net Income for such period, (g) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), net of income tax effect therefrom.

      CONSOLIDATED FIXED CHARGE RATIO: For any period the sum of (x) Dividend Capability of Millers and Phoenix PLUS Consolidated Non-Insurance EBITDA LESS cash taxes paid and Capital Expenditures of Borrower and its Non-Insurance Subsidiaries divided by (y) anticipated Consolidated Fixed Charges for the ensuing 12 months.

      CONSOLIDATED FIXED CHARGES:   means for any period the Fixed  Charges of
Borrower and its Non-Insurance Subsidiaries on a consolidated basis.

      CONSOLIDATED LEVERAGE RATIO: The Leverage Ratio of Borrower and its Subsidiaries on a consolidated basis.

      CONSOLIDATED NET INCOME: for any period, the consolidated net income (or loss) of the Borrower and each Subsidiary determined on a consolidated basis in a manner acceptable to Lenders in accordance with GAAP and Statutory Accounting Practices.

      CONSOLIDATED NET WORTH: net worth of Borrower and its Subsidiaries computed in accordance with GAAP on a consolidated basis without regard to SFAS 130 and 133.

      CONSOLIDATED NON-INSURANCE EBITDA: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness for Borrowed Money (including the Loan), (c) depreciation expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), net of income tax effect therefrom, and (f) any other non-cash charges, all as determined on a consolidated basis for Borrower and its Non-Insurance Subsidiaries in accordance with GAAP; and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (g) interest income, and (h) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), net of income tax effect therefrom, all as determined on a consolidated basis for Borrower and Non-Insurance subsidiaries in accordance with GAAP.

      CONTINGENT LIABILITIES: any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby. The amount shall not include the Outstanding Letters of Credit so long as they are not amended, modified, drawn against or extended.

      DEFAULT RATE:     a per  annum  rate  equal to 2.0%  plus (i) the  Prime
Rate on the Prime Rate Portion and (ii) the applicable LIBOR Rate on each LIBOR Rate Loan.

      DEFAULT RATE PERIOD:    a period of time  commencing on the date that an
Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

      DIVIDEND CAPABILITY: the amount of dividends which Millers, Phoenix or any Insurance Subsidiary is permitted to declare and pay pursuant to the insurance laws and regulations of the States of Texas or Arizona, as appropriate (as such laws and regulations may be amended from time to time), and which do not constitute "extraordinary dividends" as defined in Article 21.49-1, Section 4(c) of the Texas Insurance Code or Section 20-481.19 of the Arizona Insurance Code (or any successor statutory sections thereto).

      DOLLARS AND "$": lawful currency of the United States of America.

      EBITDA:     means earnings before interest expense, taxes,  depreciation and amortization, as calculated in accordance with GAAP.

      EMPLOYEE BENEFIT PLAN: any employee benefit plan within the meaning of
Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

      ENVIRONMENTAL LAWS:     any and all  federal,  state and local laws that
relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 ET SEQ.), the Hazardous Materials Transportation Act (42 U.S.C.ss.1802 ET SEQ.), the Resources Conservation and Recovery Act (42 U.S.C.ss.6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss.2601 ET SEQ.), the Clean Air Act (42 U.S.C.ss.7901 ET SEQ.), the National Environmental Policy Act (42 U.S.C.ss.4231 ET SEQ.), the Refuse Act (33 U.S.C. ss.407 ET SEQ.), the Safe Drinking Water Act (42 U.S.C.ss.300(f) ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss.651 ET SEQ.), and all rules,
regulations,   codes,   ordinances  and  guidance  documents   promulgated  or
published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

      ERISA:      the Employee  Retirement  Income  Security  Act of 1974,  as
amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

      ERISA AFFILIATE: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code.

      EVENT OF DEFAULT: any of the Events of Default set forth in Section 8.1.

      EXCESS INTEREST:  as defined in subsection 2.3.3.

      EXISTING INDEBTEDNESS: the obligations of Borrower and each of its Subsidiaries described in Exhibit 5.16.

      FEE LETTER: that certain letter agreement dated of even date between the Borrower and the Agent, as amended from time to time, or any letter agreements executed in substitution or replacement therefor.

      FHLB: Federal Home Loan Bank of Dallas.

      FHLB AGREEMENT: that certain Advances, Specific Collateral Pledge and Security Agreement, dated as of December 20, 1995, between the FHLB and Millers, as amended, modified, supplemented, restated, extended or replaced (including replacement after the termination of such agreement).

      FISCAL QUARTER:   any  fiscal   quarter  of   Borrower   for   financial
accounting purposes.

      FISCAL YEAR:      the fiscal year of Borrower  and each  Subsidiary  for
financial accounting purposes, which fiscal year ends on the last day of December.

      FIXED CHARGES: for any Computation Period, without duplication, the sum of
(i) Interest Expenses of the Borrower and its Non-Insurance Subsidiaries for such Computation Period, PLUS (ii) scheduled amortization of Indebtedness for Borrowed Money of the Borrower and its Non-Insurance Subsidiaries for such Computation Period.

      FUNDING DATE:     the date of disbursement of a Loan.

      GAAP: generally accepted accounting principles in the United States of America as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

      GOOD FUNDS: Dollars available in Federal funds to LaSalle at or before 12:00 noon, Chicago, Illinois time, on a Business Day.

      GOVERNMENTAL BODY: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, any court of any of the aforementioned entities or any arbitrator.

      GUARANTOR:  Trilogy.

      GUARANTY:   that certain Guaranty executed by Trilogy.

      HAZARDOUS MATERIALS:    any hazardous,  toxic, dangerous or other waste,
substance or material defined as such in, regulated by or for purposes of any Environmental Law.

      HEDGING AGREEMENT: any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      HEDGING OBLIGATIONS:    with  respect to any Person,  any  liability  of
such Person under any Hedging Agreement.

      HOLDING COMPANY:  as defined in Section 5.9.

      INCIPIENT DEFAULT:      any event or  condition  which,  with the giving
of notice or the lapse of time, or both, would become an Event of Default.

      INDEBTEDNESS: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) letter of credit obligations and Contingent Liabilities, (iv) all Hedging Obligations, and (v) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate, to any Multiemployer Plan.

      INDEBTEDNESS FOR BORROWED MONEY: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all guaranties of any or all of the foregoing.

      INSPIRE:    INSpire Insurance Solutions, Inc., a Texas corporation.

      INSURANCE SUBSIDIARIES: as to any Person, a corporation, partnership, limited liability company or partnership or other entity the ability of which to pay dividends is regulated by a state insurance department or other Governmental Body that regulates insurance companies or that is otherwise required to be regulated thereby in accordance with the statutes of its state of domicile of which 50% of the voting common stock, general partnership interests, common membership interests or other common voting equity is at the time owned directly or indirectly through one or more intermediaries by such Person. Unless otherwise qualified, all references to an "Insurance Subsidiary" or to "Insurance Subsidiaries" in this Agreement shall refer to an Insurance Subsidiary or Insurance Subsidiaries of the Borrower.

      INTEREST EXPENSES: for any Computation Period for any Person, the consolidated net interest payable for such Computation Period for such Person determined in accordance with GAAP, excluding, however, any interest not required to be paid in cash.

      INTEREST RATE DETERMINATION DATE:   the  date  for  calculating  a LIBOR
Rate, which date shall be two Business Days prior to the date of commencement of the applicable LIBOR Interest Period.

      INVESTMENT POLICY: the Millers and the Millers Casualty Insurance Company Investment Policy Statement and Investment Portfolio Guidelines attached hereto as Exhibit 1.1B., as such may be amended from time to time by, as applicable, the Borrower or any of its Insurance Subsidiaries in their sole discretion so long as notice of such amendments are provided to Agent within ten (10) days of the last day of each quarter.

      IRIS: as defined in Section 6.3.10.

      LASALLE:    see PREAMBLE.

      LEASEHOLD PROPERTY:     any real estate  which is the subject of a lease
under which Borrower or any Subsidiary is the lessee.

      LENDER ADDITION AGREEMENT:    an  agreement  executed by a Lender and an
Assignee pursuant to which a Loan Assignment is made.

      LENDERS:    LaSalle and each Assignee.

      LENDERS' DECISIONS: all determinations to be made by the Lenders pursuant to the terms of the Loan Instruments, including, without limitation, any amendment or modification of any of the Loan Instruments, determinations with respect to the declaration of Events of Default and acceleration of Borrower's Obligations, or any other obligation of Borrower, waivers of affirmative or negative covenants or other provisions of the Loan Instruments, advancement of funds pursuant to any of the Loan Instruments or the exercise of any rights or remedies granted to the Lenders or the Agent pursuant to the terms of any of the Loan Instruments.

      LEVERAGE RATIO: For any Person the result obtained when (A) the sum of Indebtedness for Borrowed Money plus Contingent Liabilities as of the last day of a fiscal quarter is divided by (B) the sum of (i) Indebtedness for Borrowed Money of such Person plus (ii) Consolidated Net Worth of such Person, as of such day.

      LIBOR ELECTION: an election by Borrower pursuant to subsection 2.4.1 to borrow at the LIBOR Rate or to have a portion of the Principal Balance bear or continue to bear interest at the LIBOR Rate.

      LIBOR INTEREST PERIOD: (i) a period commencing (A) on the applicable Funding Date, if Borrower prior thereto has elected pursuant to subsection 2.4.1 to have all or a portion of the Loan to be disbursed on such date bear interest from such date at a LIBOR Rate, (B) with respect to the conversion of all or a portion of the Prime Rate Portion to a LIBOR Loan, on the Business Day specified by Borrower in the applicable Notice of Borrowing and (C) with respect to the continuation as a LIBOR Loan of all or a portion of a then existing LIBOR Loan after the expiration of the LIBOR Interest Period applicable to such existing LIBOR Loan, on the last day of the LIBOR Interest Period applicable to such existing LIBOR Loan, and (ii) ending one, two, three or six months thereafter, as selected by Borrower in its Notice of Borrowing; provided, however:

            (1) if any LIBOR Interest Period otherwise would end on a day that is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding Business Day; and

            (2) any LIBOR Interest Period that otherwise would extend beyond the Maturity Date shall end on the Maturity Date.

      LIBOR LOAN: each portion of the Principal Balance which bears interest at a LIBOR Rate.

      LIBOR RATE: for each LIBOR Interest Period a rate of interest equal to
(i)(A) the rate per annum determined by Agent (rounded to the nearest 1/100th of 1%) at which Dollar deposits for the relevant LIBOR Interest Period and in an amount comparable to the amount of the applicable LIBOR Loan are offered by first class banks in immediately available funds in the London Interbank Market as quoted at approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by (B) 1.00 minus the LIBOR Reserve Requirements in effect on the applicable Interest Rate Determination Date plus
(ii) the applicable LIBOR Rate Margin.

      LIBOR RATE MARGIN:      the rate per annum  applicable to LIBOR Loans as
established by the Applicable Margin.

      LIBOR RESERVE REQUIREMENTS: for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Body having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of said Board) maintained by a member bank of the Federal Reserve System.

      LICENSES:   all    licenses,    permits,    consents,    approvals   and
authorizations issued by any Governmental Body in connection with the operation of the Business, including any Certificates of Authority.

      LIEN: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

      LOAN: individually,  any advance to be made by Lenders to Borrower under
Section 2.1, and collectively, all advances to be made by Lenders to Borrower pursuant to Section 2.1.

      LOAN AGREEMENT:   this Loan Agreement and any amendments or supplements

      LOAN ASSIGNMENT: the assignment by a Lender to an Assignee of (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

      LOAN INSTRUMENTS: collectively, the following documents:

      (i)       Loan Agreement;

      (ii)      Notes;

      (iii)     Pledge Agreement;

      (iv)      Security Agreement;

      (v)       Guaranty;

      (vi)      UCC Financing Statements;

      (vii)     Closing Certificate;

      (viii)    Solvency Certificate;

      (ix) such other instruments and documents as Lenders, Agent and/or Borrower have executed; and

      (x) such other instruments and documents as Lenders reasonably may require.

      MATERIAL ADVERSE EFFECT: (i) a material adverse effect upon the Business, operations, Property, profits or financial condition of Borrower and its Subsidiaries taken as a whole or (ii) a material impairment of the ability of Borrower to perform its obligations under any Loan Instrument listed in clauses
(i) through (ix) of the definition thereof or of Agent to enforce or collect Borrower's Obligations taken as a whole.

      MATURITY DATE:    the  earlier of (i) July 1, 2005,  or (ii) the date on
which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

      MAXIMUM AMOUNT OF THE COMMITMENTS:  as defined in Section 2.1.

      MAXIMUM RATE:     as defined in subsection 2.3.3.

      MILLERS:    The Millers  Insurance  Company,  a Texas stock property and casualty insurance company and a wholly owned Insurance Subsidiary of Guarantor.

      MILLERS CAPITAL STOCK: all of the issued and outstanding shares of capital stock of Millers and any subordinated surplus debt instrument issued by Millers.

      MULTIEMPLOYER PLAN:     any  multiemployer  plan as defined  pursuant to
Section 3(37) of ERISA to which Borrower or any ERISA Affiliate makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six years.

      NAIC: the National Association of Insurance Commissioners.

      NET INCOME: for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries after provision for, or benefit from, income taxes, determined in accordance with GAAP.

      NET WRITTEN PREMIUMS: the total premiums on all policies written by Millers and Phoenix during a specified period, including premiums for reinsurance assumed by Millers and Phoenix, but net of (not including) premiums for reinsurance ceded to other insurers or reinsurers by Millers and Phoenix.

      NON-INSURANCE SUBSIDIARIES: as to any Person, a corporation, partnership, limited liability company or partnership or other entity engaged in a business other than a business in the insurance industry of which 50% of the voting common stock, general partnership interests, common membership interests or other common voting equity is at the time owned directly or indirectly through one or more intermediaries by such Person. Unless otherwise qualified, all references to a "Non-Insurance Subsidiary" or to "Non-Insurance Subsidiaries" in this Agreement shall refer to a Non-Insurance Subsidiary or Non-Insurance Subsidiaries of the Borrower.

      NON-USE FEE RATE: means the rate per annum as established by the Applicable Margin.

      NOTE: collectively,   the  promissory  notes  executed  by  Borrower  to
evidence the Loan, in form and substance acceptable to Lenders.

      NOTICE OF BORROWING:    a notice of borrowing  by Borrower to Agent,  in
the form of Exhibit 1.1C.

      OPERATING AGREEMENTS:   all  office  leases,   equipment   leases,   and
similar agreements relating to the operation of the Business conducted by Borrower and each Subsidiary.

      OPERATING LEASE: any lease which, under GAAP, is not required to be capitalized.

      OUTSTANDING LETTERS OF CREDIT: collectively, that certain Irrevocable Standby Letter of Credit, No. 127006944, effective as of February 8, 1999, of the FHLB in favor of The Connecticut Indemnity Company and/or The Fire and Casualty Insurance of Connecticut on the account of Millers and that certain Irrevocable Standby Letter of Credit, No. 934291, effective on
December 31, 1998 and dated February 19, 1999, of NationsBank, N.A. in favor of The Connecticut Indemnity Company and/or The Fire and Casualty Insurance of Connecticut on the account of Millers.

      PARTICIPANT:      any Person to which a Lender sells a Participation.

      PARTICIPATION:    a sale by a Lender of a participating  interest in (i)
any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

      PARTICIPATION AGREEMENT:      an  agreement  executed  by a Lender and a
Participant pursuant to Section 9.2.

      PBGC: the Pension Benefit Guaranty Corporation established pursuant to ERISA or any Governmental Body succeeding to the functions thereof.

      PENSION PLAN: a "pension plan" within the meaning of Section 3(2) of ERISA that is subject to Section 302 or Part IV of ERISA or Section 412 of the Code and that is, or at any time within the preceding six years was, maintained for employees of Borrower or any ERISA Affiliate.

      PERMITTED LIENS:  any of the following Liens:

      (i)   the Security Interests;

      (ii)  the Permitted Senior Indebtedness Liens;
      (iii) Liens for taxes or assessments and similar charges, which either are
            (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower or any Subsidiary, as applicable, has set aside reserves on its books which are satisfactory to the Agent;

      (iv) statutory and non-material contractual Liens, such as landlord's, mechanic's, material-man's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower or any Subsidiary, as applicable, has set aside reserves on its books satisfactory to the Agent, or the payment of which obligations are otherwise secured in a manner satisfactory to the Requisite Lenders;

      (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that do not interfere in any material respect with the ordinary conduct of the business of Borrower;

      (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

      (vii) Liens to secure payment of insurance premiums;

     (viii) Liens encumbering deposits required to be maintained by each Insurance Subsidiary for the protection of policyholders pursuant to applicable insurance laws and regulations;

      (ix) Liens incurred in connection with security posted for reinsurance assumed by each Insurance Subsidiary;

      (x) Liens incurred in connection with the maintenance of investment accounts by Borrower and each Subsidiary to secure margin obligations and the payment of customary fees and charges;

      (xi) Liens incurred or deposits made in the ordinary course of business in, connection with workers' compensation unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations;

      (xii) Liens in favor of the FHLB on qualified assets in connection with the FHLB Agreement; and

     (xiii) bankers' liens, rights of setoff and similar interests.

      PERMITTED PRIOR LIENS:  the following:

      (i)   the Permitted Senior Indebtedness Liens;

      (ii) the Permitted Liens described in clauses (iii) and (iv) of the definition of Permitted Liens that are accorded priority to the Security Interests by law;

      (iii) the Permitted Liens described in clauses (v) and (vii) of the definition of Permitted Liens, subject to the limitations set forth therein.

      (iv) Liens encumbering deposits required to be maintained by each Insurance Subsidiary for the protection of policyholders pursuant to applicable insurance laws and regulations;

      (v) Liens incurred in connection with security posted for reinsurance assumed by each Insurance Subsidiary;

      (vi) Liens incurred in connection with the maintenance of investment accounts by Borrower and each Subsidiary to secure margin obligations and the payment of customary fees and charges; and

      (vii) Liens in favor of the FHLB on qualified assets in connection with the FHLB Agreement.

      PERMITTED SENIOR INDEBTEDNESS: Indebtedness, other than Borrower's Obligations, incurred to purchase tangible personal property, or to lease tangible personal property pursuant to Capitalized Leases, provided that except as set forth on Exhibit A (i) no such Indebtedness shall exist as of the Closing Date, (ii) the amount of such Indebtedness at any one time outstanding during such year shall not exceed $1,000,000, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

      PERMITTED SENIOR INDEBTEDNESS LIENS: Liens that secure Permitted Senior Indebtedness and refundings and refinancings thereof, provided that such Liens attach only to the Property purchased or leased with the proceeds of such Permitted Senior Indebtedness and improvements, additions and accessions thereto and proceeds of any of the foregoing.

      PERSON:     any  individual,  firm,  corporation,  business  enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

      PHOENIX:    Phoenix  Indemnity   Insurance  Company,  an  Arizona  stock
property and casualty insurance company.

      PHOENIX CAPITAL STOCK: all of the issued and outstanding shares of capital stock of Phoenix and any subordinated surplus debt instrument issued by Phoenix.

      PLEDGE AGREEMENT: the  pledge   agreements   executed  by  Borrower  and
Guarantor, respectively, in favor of Agent covering the Collateral, in form and substance satisfactory to Agent.

      PRIME RATE: (i) the per annum rate of interest announced or published publicly from time to time by LaSalle in Chicago, Illinois as its corporate base (or equivalent) rate of interest, which rate of interest is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by LaSalle in Chicago, Illinois plus (ii) the applicable Prime Rate Margin.

      PRIME RATE MARGIN:      means  the  rate  per  annum  applicable  to the
Prime Rate Portion as established by the Applicable Margin.

      PRIME RATE PORTION:     the  Principal  Balance  other than the  portion
thereof consisting of LIBOR Loans.

      PRINCIPAL BALANCE:      the unpaid principal  balance of the Loan or any
specified portion thereof outstanding from time to time.

      PROPERTY:   all types of real,  personal or mixed property and all types of tangible or intangible property

      PRO RATA SHARE:   with respect to a Lender,  a fraction  (expressed as a
percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of all Commitments.

      REQUISITE LENDERS:      Lenders having sixty-six and two-thirds  percent
(662/3%) or more of the total Commitments then in effect.

      RIGHT OF FIRST REFUSAL: Borrower's right of first refusal pursuant to that certain Plan of Conversion, dated as of January 8, 1999, of The Millers Mutual Fire Insurance Company.

      RISK-BASED CAPITAL: as defined in any risk-based capital laws in effect in Texas and Arizona with respect to property and casualty insurance companies, or, if no such law is in effect, as defined in the NAIC's Risk-Based Capital for Property/Casualty Insurers Model Act.

      SECURITIES ACT:   the  Securities  Act  of  1933,  as  amended,  or  any
similar  Federal   statute,   and  the  rules  and   regulations   promulgated
thereunder, as in effect from time to time.

      SECURITY AGREEMENT: the security agreements to be executed by Borrower and Guarantor and any other Non-Insurance Subsidiaries of Borrower or Guarantor, in favor of Agent covering the Collateral, pursuant to the terms of this Loan Agreement in form and substance satisfactory to Agent.

      SECURITY INTERESTS:     the  Liens in the  Collateral  granted  to Agent
pursuant to the Loan Instruments.

      SETTLEMENT DATE:  as defined in Section 9.4.

      SFAS: Statement of Financial Accounting Standards.

      SOLVENCY CERTIFICATE:   a solvency  certificate  executed by Borrower in
form and substance acceptable to Agent.

      STATED RATE:      as defined in subsection 2.3.3.

      STATUTORY ACCOUNTING PRACTICES: the applicable accounting practices prescribed or permitted for property and casualty insurance companies by the Texas and Arizona Commissioners of Insurance and by the insurance laws and regulations of the States of Texas and Arizona, as such laws and regulations may be amended from time to time.

      STATUTORY SURPLUS:      the consolidated  surplus of Millers and Phoenix
(total  Admitted  Assets  less  Total  Liabilities),   as  the  case  may  be,
determined in accordance with Statutory Accounting Practices.

      SUBSIDIARY: each Insurance Subsidiary and each Non-Insurance Subsidiary.

      TERMINATION EVENT: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or
(v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

      TEXAS HOLDING COMPANY ACT:    as defined in Section 5.9.

      TOTAL LIABILITIES:      for any Person all  liabilities  established  on
the balance sheet of such Person, as determined in accordance with Statutory Accounting Practices or GAAP, as applicable.

      TRILOGY:    Trilogy Holdings, Inc., a Nevada corporation.

      UCC FINANCING STATEMENTS:     Uniform    Commercial    Code    financing
statements as defined in the Uniform Commercial Code.

      UNIFORM COMMERCIAL CODE:      the Uniform  Commercial  Code in effect in
the State of Illinois on the Closing Date.

      YEAR 2000 PROBLEM: means the risk that computer applications used by Borrower and any Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

      1.2 TIME PERIODS. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

      1.3 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly indicated herein, all accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP (with respect to Borrower and any Non-Insurance Subsidiaries) or Statutory Accounting Practices (with respect to Millers, Phoenix and any other Insurance Subsidiary) as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a material change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lenders agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation or amendment of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body, (ii) changes in accounting principles as approved by the Accountants and (iii) changes in Statutory Accounting Practices required by the promulgation or amendment of any rule, regulation, pronouncement or opinion of the NAIC or the Texas or Arizona Commissioners of Insurance or pursuant to the laws of the States of Texas and Arizona.

      1.4 REFERENCES. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

      1.5 LENDERS' OR AGENT'S DISCRETION. Whenever the terms "satisfactory to Lenders or Agent," "determined by Lenders or Agent," "acceptable to Lenders or Agent," "Lenders or Agent shall elect," "Lenders or Agent shall request," "at the option or election of Lenders or Agent," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lenders or Agent in their or its sole and unlimited discretion, as applicable.

      1.6 BORROWER'S BEST KNOWLEDGE. Any statements, representations or warranties that are based upon the best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by Borrower or an officer, as applicable, with respect to the matter in question.

                                     ARTICLE II

              LOAN COMMITMENT; BORROWING PROCEDURES; TERMS OF PAYMENT

      2.1   LOAN.

            2.1.1. COMMITMENT AMOUNT AND DISBURSEMENT OF INITIAL LOAN. On the terms and subject to the conditions set forth in this Loan Agreement, each Lender agrees to make loans to Borrower from time to time before the Maturity Date on a revolving basis in such amounts as Borrower may request up to such Lender's Pro Rata Share of the Maximum Amount of the Commitments then in effect. As used herein, the term "Maximum Amount of the Commitments" shall mean, for any period, the amount set forth below opposite such period:

            PERIOD                               AMOUNT
            ------                               ------

            Closing Date through June 30, 2001   $30,000,000
            July 1, 2001 through June 30, 2002   $26,000,000
            July 1, 2002 through June 30, 2003   $21,000,000
            July 1, 2003 through June 30, 2004   $15,000,000
            July 1, 2004 through June 30, 2005   $9,000,000
            July 1, 2005 and thereafter          $0


      The initial Loan may be disbursed upon or at the Borrower's election after the satisfaction or waiver of all of the terms and conditions set forth in
      Section 4.1 and 4.2; subsequent Loans shall be disbursed provided the conditions set forth in Section 4.2 have been satisfied as of the requested Funding Date.

            2.1.2. USE OF PROCEEDS. The proceeds of the Loan shall be used to provide funds to (i) acquire one hundred percent (100%) of the Phoenix Capital Stock and pay transaction costs in connection therewith, and (ii) provide for general corporate purposes of Borrower, including, without limitation, Acquisitions.

            2.1.3. REBORROWING. Subject to the terms and conditions set forth in this Section 2 and in Article IV, Borrower may (i) repay all or any portion of the Principal Balance at any time and (ii) reborrow all or any portion of the Principal Balance which is prepaid.

            2.1.4.      NOTE. The Loan shall be evidenced by the Note.

      2.2 BORROWING PROCEDURES. Borrower shall give Agent irrevocable written notice of each proposed borrowing by telecopy no later than 10:00 a.m., Chicago, Illinois time, (i) on the proposed Funding Date with respect to such borrowing for all borrowings other than borrowings which constitute LIBOR Loans and (ii) two Business Days prior to the commencement of the applicable LIBOR Interest Period for all borrowings which constitute LIBOR Loans by delivery of a completed and executed Notice of Borrowing to Agent c/o LaSalle Bank National Association, Attention: George L. Kumis, 135 South LaSalle Street, Chicago, Illinois 60603, Telecopy: (312) 904-6189. Each such Notice of Borrowing shall be effective upon receipt by Agent, and subject to the provisions of this Article II, Lenders shall make a revolving loan to Borrower on the date specified in such Notice of Borrowing. Each borrowing of a Loan shall be (i) in increments of $500,000 or integral multiples of $100,000 in excess thereof and (ii) made on a Business Day. There shall be no more than one such borrowing in any week.

      2.3   INTEREST.

            2.3.1. INTEREST RATE. The Prime Rate Portion shall bear interest at the Prime Rate and each LIBOR Loan shall bear interest at the applicable LIBOR Rate, except that during a Default Rate Period the Principal Balance shall bear interest at the applicable Default Rates.

            2.3.2. INTEREST COMPUTATION. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the date of funding of each Loan shall be included and the date of payment shall be excluded.

            2.3.3. MAXIMUM INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lenders shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lenders in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). Lenders and Borrower agree that the interest laws of the State of Illinois shall govern the relationship among them, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, to Lenders only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lenders and Borrower.

      If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) Borrower shall not be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lenders shall be, at Lenders' option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof,
      (iii) the interest rates provided for herein (collectively, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) Borrower shall not have any action against Lenders for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.3 shall again apply.

      2.4   LIBOR LOANS.

            2.4.1. ELECTION BY BORROWER. Subject to the provisions of subsection
      2.4.2 and provided no Incipient Default or Event of Default then exists, Borrower from time to time may borrow at the LIBOR Rate or elect to have all or a portion of the Principal Balance bear or continue to bear interest at a LIBOR Rate by delivery of an appropriately completed and executed Notice of Borrowing pursuant to Section 2.2 not less than two Business Days prior to the commencement of the applicable LIBOR Interest Period. Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the relevant LIBOR Loan on the applicable Interest Rate Determination Date and shall promptly give notice thereof to Borrower. Agent and Lenders shall have the right without further confirmation to assume that any Notice of Borrowing received by Agent has been given by a person duly authorized to act on behalf of Borrower. Any Notice of Borrowing received by Agent shall be irrevocable. Upon the expiration of a LIBOR Interest Period the applicable LIBOR Loan shall be converted to and become part of the Prime Rate Portion unless such LIBOR Loan has been continued as a LIBOR Loan in accordance with this subsection 2.4.1.

            2.4.2. LIBOR LIMITATIONS. Each LIBOR Loan shall be in the amount of not less than $500,000 or in integral multiples of $100,000 in excess thereof. At no time shall more than six (6) LIBOR Loans be in effect.

            2.4.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. If, prior to the commencement of any LIBOR Interest Period, Agent determines in good faith that Dollar deposits of the relevant amount for the relevant LIBOR Interest Period are not available in the London Interbank Market, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such LIBOR Interest Period, Agent promptly shall give notice of such determination to Borrower and any LIBOR Election previously given by Borrower which has not yet become effective shall be deemed to be canceled.

            2.4.4. TAX AND OTHER LAWS. In the event that by reason of any law, regulation or requirement or interpretation thereof by any Governmental Body, or the imposition of any requirement of any such Governmental Body, whether or not having the force of law, including the imposition of any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Requirements), any Lender shall be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Lender) and if any such measures or any other similar measure shall result in an increase in the cost to any Lender of maintaining its share of any LIBOR Loan or in a reduction in the amount of principal or interest receivable by any Lender in respect thereof, then Borrower shall pay to the affected Lender within 10 days after receipt of a notice from such Lender (which notice shall be accompanied by a statement in reasonable detail setting forth the basis for the calculation thereof, which calculation, in the absence of demonstrable error, shall be conclusive and binding), an amount equal to such increased cost or reduced amount. At any time after receipt of such notice Borrower may convert all LIBOR Loans to the Prime Rate Portion, and such conversion shall be effective three Business Days after the Lenders have received notice from Borrower of such conversion.

            2.4.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any law, treaty or regulation, or any interpretation thereof by any Governmental Body, shall make it unlawful for any Lender to fund or maintain its share of any LIBOR Loan with monies obtained in the London Interbank Market, such Lender, upon the occurrence of such event, shall notify Borrower thereof and thereupon (i) the right of Borrower to make any LIBOR Election shall be suspended for the duration of such illegality and (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice all LIBOR Interest Periods then in effect shall be terminated, and thereafter all LIBOR Loans shall be deemed converted to the Prime Rate Portion.

            2.4.6. INDEMNITY. In addition to any other payments payable by Borrower to the Lenders pursuant to the Loan Instruments, Borrower shall indemnify and reimburse each Lender on demand for any loss or expense which such Lender may sustain as a consequence of any prepayment of a LIBOR Loan prior to the expiration of the LIBOR Interest Period applicable thereto and of any failure by Borrower to (i) make any payment when due of any amount payable with respect to any LIBOR Loan or (ii) borrow the amount set forth in any Notice of Borrowing on the date specified therefor.

            2.4.7.      FUNDING.    Any Lender may,  but shall not be required
      to, make any Loan or any portion thereof which bears interest at a LIBOR Rate with funds obtained outside of the United States.

      2.5   SCHEDULED PRINCIPAL AND INTEREST PAYMENTS.

            2.5.1 INTEREST. Except as otherwise provided in subsection 2.8.4, interest on (i) the Prime Rate Portion shall be payable monthly in arrears on the first Business Day of each month following the month in which the Closing Date occurs and on the Maturity Date and (ii) each LIBOR Loan shall be payable on the last day of the applicable LIBOR Interest Period thereto and on the Maturity Date, except that for each LIBOR Loan having a LIBOR Interest Period longer than three months, interest accrued on such LIBOR Loan shall be payable on the last day of each three month interval during such LIBOR Interest Period.

            2.5.2 PRINCIPAL. The Principal Balance shall be payable in full on the Maturity Date.

      2.6   FEES.

            2.6.1 CLOSING FEE. On the Closing Date Borrower shall pay to LaSalle, for its benefit and the benefit of all other Lenders, a closing fee of $100,000 (the "Closing Fee"). The Closing Fee shall be deemed to be fully earned upon the Closing Date.

            2.6.2 NON-USE FEE. On the first Business Day of each quarter following the quarter in which the Closing Date occurs, Borrower shall pay to Agent, for the ratable benefit of Lenders, a fee in an amount equal to
      (w) the Non-Use Fee Rate in effect for the immediately preceding quarter multiplied by (x) the average daily Maximum Amount of the Commitments less the sum of the average daily Principal Balance during such preceding quarter multiplied by (y) a fraction, the numerator of which is the number of calendar days in such preceding quarter (except in the case of the initial payment where the number of days shall equal the number of days between the Closing Date and the end of the quarter during which the Closing Date occurs and in the case of the last payment where the number of days shall equal the number of days between the first day of the quarter during which the final payment of principal is made and the date on which the final payment of principal is made) and the denominator of which is 360 days.

            2.6.3 AGENT'S FEE. On the Closing Date and each anniversary of the Closing Date, Borrower shall pay to LaSalle, individually, fees as are provided for the Fee Letter. Such fees shall be deemed to be fully earned on the Closing Date and each anniversary of the Closing Date.

      2.7   TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

            2.7.1 TERMINATION OF THE COMMITMENTS. Borrower may terminate the Commitments at any time upon repayment in full of Borrower's Obligations (including any obligations arising under subsection 2.4.6) or may reduce the amount of the Commitments at any time or from time to time so long as Borrower's Obligations are less than the amount of the Commitments after such reduction, subject to the following conditions: not less than five days prior to the date upon which Borrower desires to terminate or reduce the Commitments, Borrower shall deliver to Agent notice of its intention so to terminate and to repay Borrower's Obligations in full or so to reduce, which notice shall state the payment date or the reduction date along with the amount of reduced Commitment. If Borrower delivers to Agent a notice of termination and fails to repay Borrower's Obligations in full on the stated payment date, Borrower shall reimburse Lenders on demand in the amount of any loss, cost and/or expense incurred by Lenders as a result of Lenders' reliance on such notice, including without limitation, any reasonable loss, cost or expense resulting from Lenders' contractual obligations in connection with the reinvestment of the amount of the Principal Balance.

            2.7.2 VOLUNTARY PREPAYMENTS OF THE LOAN. Borrower at any time and from time to time may make payments on account of the Principal Balance. Each such voluntary prepayment shall be without premium or penalty, provided that Borrower shall pay to Lenders the amounts due, if any, under subsection 2.4.6.

            2.7.3 MANDATORY PREPAYMENTS OF THE LOAN. If at any time the Principal Balance exceeds the Maximum Amount of the Commitments, Borrower immediately shall make a mandatory prepayment of the Principal Balance in an amount equal to such excess. Each such mandatory prepayment shall be without premium or penalty.

            2.7.4 ADDITIONAL PAYMENTS. Concurrently with any termination or reduction of the Commitments or any voluntary or mandatory prepayment of the Principal Balance pursuant to this Section 2.8, Borrower shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lenders are in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments.

      2.8 PAYMENTS AFTER EVENT OF DEFAULT. All payments received by Lenders during the existence of an Event of Default shall be applied in accordance with
Section 8.4.

      2.9 METHOD OF PAYMENT; GOOD FUNDS. Borrower shall make all payments to be made pursuant to the Loan Instruments by wire transfer of Good Funds to the account of Agent at LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois, 60603, ABA No. 071-000-505, Credit:
Commercial Loans 1378018, Reference: Millers American Group, Inc., or to such other account as Agent shall notify Borrower of such in writing.

      2.10  INCREASED COSTS; CAPITAL ADEQUACY.

            2.10.1 INCREASED COSTS. Without taking into account any factor that increases the LIBOR Rate pursuant to the definition thereof, and without duplication of subsection 2.4.4, if (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof,

                  (a) shall subject such Lender to any tax, duty or other
            charger with respect to any Loan, the Note or its obligation to make or maintain any Loan, or shall change the basis or taxation or payments to such Lender of the principal of or interest on any Loan or any other amounts due under this Loan Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the income, receipts or capital of such Lender imposed by any Governmental Body); or

                  (b) shall impose, modify or deem applicable any reserve
            (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender; or

                  (c) shall impose on such Lender any other condition affecting any Loan, the Note or its obligation to make or maintain any Loan;

            and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Loan Agreement or under any Note with respect thereto, then within 30 days after demand by such Lender (which demand shall be accompanied by a certified statement setting forth the basis of such demand), Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

            2.10.2 CAPITAL ADEQUACY. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines in good faith that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then within 30 days after demand by such Lender, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

      2.11  LIMITATION   ON   ADDITIONAL   CHARGES;   SUBSTITUTE   LENDERS;
NON-DISCRIMINATION.  Anything in Sections 2.4.4. and 2.10 notwithstanding.

            (a) Borrower shall not be required to pay to any Lender reimbursement with regard to any costs or expenses, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred;

            (b) none of the Lenders shall be permitted to pass through to Borrower charges and costs under Sections 2.4.4. or 2.10 on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

            (c) if any Lender elects to pass through to Borrower any material charge or cost under Sections 2.4.4. or 2.10 or elects to terminate the availability of LIBOR Loans for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Article IX; provided, further that, prior to substitution for any Lender, Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

                                   ARTICLE III

                     SECURITY; MAINTENANCE OF ACCOUNTS; SET OFF

            3.1 SECURITY. Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.

            3.2   ACCOUNTS; SETOFF.

                  3.2.1 PAYMENT OF CHARGES. Borrower acknowledges that LaSalle will charge Borrower monthly service charges for various services performed by LaSalle in connection with cash management services provided by LaSalle, and Borrower hereby agrees that if such service charges arising in any month exceed the credit to Borrower in that month arising from earnings attributable to funds on deposit with LaSalle in Borrower's accounts, such service charge deficiency shall be deducted, on a monthly basis, by LaSalle from Borrower's accounts.

                  3.2.2 DEPOSITS TO BORROWER'S ACCOUNTS. Agent shall have the right to deposit all proceeds of the Loans to Borrower's accounts with LaSalle, and shall have the right to charge such account (or any other account in Borrower's name) for all other Borrower's Obligations due from and payable by Borrower.

                  3.2.3 SETOFF.

                  (a) If at any time (i) any amount owing by Borrower under any
            Loan Instrument is then due and payable to Lenders or (ii) any Event of Default shall have occurred and be continuing, then each Lender, in its discretion, may apply to the payment of such amount any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter on deposit with such Lender.

                  (b) Without limitation of subsection 3.2.3(a), Borrower agrees that, upon and after the occurrence of any Event of Default, each Lender is hereby authorized, at any time and from time to time, without notice to Borrower, (i) to set off against and to appropriate and apply to the payment of Borrower's Obligations (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which such Lender is obligated to pay over to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced, but excluding deposit accounts held by Borrower for the benefit of others in a fiduciary capacity) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure Borrower's Obligations and to dishonor any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect.

                                     ARTICLE IV

                                 CONDITIONS OF LEND

      4.1   INITIAL LOAN.     The  obligation  of Lenders to make the  initial
Loan shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Lenders:

            4.1.1 DELIVERY OF DOCUMENTS. The following shall have been delivered to Agent, each duly authorized and executed, where applicable:

            (a)   the Loan Instruments;

            (b) a good standing certificate for Borrower from the State of Texas and each other state in which the laws thereof require Borrower to be qualified to transact business, each dated a recent date prior to the Closing Date;

            (c) a good standing certificate for Trilogy from the State of Nevada, dated a recent date prior to the Closing Date;

            (d) a Certificate of Compliance for Millers and a Certificate of Authorization and Deposit for Phoenix issued by insurance regulatory officials of Texas and Arizona, respectively, each dated a recent date prior to the Closing Date;

            (e) certified copies of (i) the articles of incorporation of Borrower, Trilogy, Phoenix and Millers, together with all amendments thereto, certified by the Secretary of State from their respective states of formation as of a recent date prior to the Closing Date; and (ii) the by-laws of Borrower, Trilogy, Phoenix and Millers, together with all amendments thereto, certified as of the Closing Date by the respective assistant secretaries of Borrower, Trilogy, Phoenix and Millers;

            (f) certified copies of resolutions adopted by the board of directors of Borrower and Trilogy authorizing the execution and delivery of the Loan Instrument to which Borrower and/or Trilogy is a party;

            (g) signature and incumbency certificates of the officers of Borrower and Trilogy executing the Loan Instruments;

            (h)   the consummation of the Acquisition of Phoenix; and

            (i) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may request.

            4.1.2 MILLERS CAPITAL STOCK AND PHOENIX CAPITAL STOCK. Agent shall have received the original certificates representing the Millers Capital Stock and Phoenix Capital Stock, together with assignments separate from certificate relating thereto duly endorsed in blank. If Millers Direct Insurance Company, a Texas insurance company becomes a wholly-owned subsidiary of Trilogy subsequent to the Closing of this Agreement, Agent shall receive the original certificates of Millers Direct Insurance Company, together with assignments separate from certificate relating thereto duly endorsed in blank.

            4.1.3 OPINIONS OF COUNSEL. Agent shall have received an opinion dated the Closing Date from Akin Gump Strauss Hauer & Feld, L.L.P., general, counsel to Borrower, addressed to LaSalle, as a Lender and as Agent, in such form and covering such matters as Lenders reasonably may require.

            4.1.4 APPROVAL OF INSTRUMENTS AND SECURITY INTERESTS. Agent shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies, including, without limitation, insurance regulatory officials, and all other Persons whose approval or consent is required to enable Borrower to (i) enter into and perform Borrower's obligations under the Loan Instruments and (ii) grant to Agent the Security Interests contemplated in the Loan Instruments.

            4.1.5 SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and Agent shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

            4.1.6 FINANCIAL STATEMENTS, REPORTS AND PROJECTIONS. Lenders shall have received (i) the consolidated statements of income and balance sheet for Borrower for the period ended June 30, 1999, accompanied by a certificate of the Chief Financial Officer certifying that such statements of income and balance sheets present fairly in all material respects the financial condition of such Persons for such quarter, (ii) the Annual Statements of Millers and Phoenix for 1998, on the form promulgated by the NAIC and as filed with the Texas Commissioner of Insurance and the Arizona Commissioner of Insurance, respectively, prepared in accordance with Statutory Accounting Practices, (iii) quarterly financial statements of Millers and Phoenix for the quarter ending June 30, 1999, as filed with insurance regulatory officials, prepared in accordance with Statutory Accounting Practices, (iv) such other financial statements prepared in the normal course relating to the operations of Borrower and each Subsidiary as Lenders reasonably shall request, and (v) operating projections for Borrower and each Subsidiary for the years 1999 through 2002.

            4.1.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by the Loan Instruments and all documents and instruments incident to such transactions shall be satisfactory to Lenders, and Agent shall have received all such counterpart originals or certified or other copies as Lenders may request.

            4.1.8 USE OF ASSETS. Lenders shall be satisfied that Borrower, Trilogy, Millers and Phoenix at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the Business conducted by Borrower, Trilogy, Millers and Phoenix, including, without limitation, the use of equipment, fixtures, Licenses and offices.

            4.1.9 PAYMENT OF FEES AND EXPENSES. Borrowers shall have paid the Closing Fee and all fees and expenses described in subsection 11.1.1 incurred in connection with the Loan.

      4.2 ALL LOANS. The obligation of Lenders to make the initial Loan and each subsequent Loan is subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Requisite
Lenders:

            4.2.1 REPRESENTATIONS AND WARRANTIES. On the Funding Date of such Loan the representations and warranties of Borrower set forth in the Loan Instruments shall be true and correct.

            4.2.2 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Instruments to be performed by or complied with by Borrower prior to or at the Funding Date of such Loan, and no Event of Default or Incipient Default shall then exist or result from the making of such Loan.

            4.2.3 MAXIMUM AMOUNT OF THE COMMITMENTS. The Principal Balance outstanding on the Funding Date of such requested Loan (after giving effect to such Loan) shall not exceed the Maximum Amount of the Commitments then in effect.

            4.2.4 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change with respect to the Business, credit, operations or financial condition of Borrower and its Subsidiaries (taken as a whole) since the date of the most recent Loan made.

            4.2.5 LITIGATION. (i) Borrower shall have disclosed in writing to Lenders all existing or overtly threatened litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not previously disclosed in writing to Lenders before the date of the most recent Loan which Borrower reasonably believes could materially and adversely affect the business, properties, financial condition or results of operations of Borrower and its Subsidiaries (taken as a whole), (ii) Borrower shall have disclosed any and all material developments that have occurred with respect to any previously disclosed litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings, and (iii) the Requisite Lenders shall not have determined, in the exercise of their reasonable discretion, that any existing or threatened litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings (or any material development in connection therewith) is likely to have a Material Adverse Effect on Borrower's and its Subsidiaries (taken as a whole) business, properties, financial condition or results of operations or on Borrower's ability to perform its obligations under the Loan Instruments (taken as a whole).

            4.2.6 CERTIFICATE. Agent shall have received a certificate signed by the Chief Financial Officer and dated the Funding Date of such requested Loan certifying satisfaction of the conditions specified in this Section 4.2.

            4.2.7 ADDITIONAL DOCUMENTS.   Agent  shall  have   received   such
      other documents as the Requisite Lenders reasonably may request in support of such requested Loan.

                                    ARTICLE V

                           REPRESENTATIONS AND WARRANTEES

            Borrower represents and warrants to Agent and Lenders as follows:

      5.1 EXISTENCE AND POWER. Borrower, Trilogy, Millers and Phoenix are each a corporation duly formed, validly existing and in good standing under the laws of the state of its organization. Borrower is in good standing and each of Borrower, Trilogy, Millers and Phoenix are authorized to do business, in each jurisdiction in which the failure to be in good standing (if applicable) or to be so authorized would have a Material Adverse Effect.

      5.2 AUTHORITY. Borrower has the corporate power and authority to enter into, execute, deliver and carry out the terms of the Loan Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of Borrower.

      5.3   CAPITAL STOCK AND RELATED MATTERS.

            5.3.1 CAPITALIZATION O MILLERS. The Millers Capital Stock consists of 103,267 shares of $40.00 par value common stock. The Millers Capital Stock is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with all applicable insurance, federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Millers Capital Stock is owned beneficially and of record by Trilogy. The Millers Capital Stock is free and clear of all Liens except the Security Interests.

            5.3.2 RESTRICTIONS. Except as set forth in Exhibit 5.3.2, (i) neither Borrower nor any Subsidiary is a party to or has knowledge of any agreements restricting the transfer of the Millers Capital Stock, except the Loan Instruments, (ii) Millers has not issued any rights which can be convertible into or exchangeable or exercisable for any of its capital stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable or exercisable for any of its capital stock, (iii) neither Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or any convertible rights or options and (iv) neither Borrower nor any Subsidiary is required to file or has filed, pursuant to the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934, as amended, a registration statement relating to any class of debt or equity securities.

            5.3.3 CAPITALIZATION OF PHOENIX. The Phoenix Capital Stock consists of 500,000 shares of $6.00 par value common stock. The Phoenix Capital Stock is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with all applicable insurance, federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Phoenix Capital Stock is owned beneficially and of record by Trilogy. The Phoenix Capital Stock is free and clear of all Liens except the Security Interests.

            5.3.4 RESTRICTIONS. Except as set forth in Exhibit 5.3.2, (i) neither Borrower nor any Subsidiary is a party to or has knowledge of any agreements restricting the transfer of the Phoenix Capital Stock, except the Loan Instruments, (ii) Phoenix has not issued any rights which can be convertible into or exchangeable or exercisable for any of its capital stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable or exercisable for any of its capital stock.

      5.4 BINDING AGREEMENTS. This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

      5.5   BUSINESS, PROPERTY AND LICENSES OF BORROWER AND EACH SUBSIDIARY.

            5.5.1 BUSINESS AND PROPERTY. Borrower and each Subsidiary is or will be upon the Closing the owner of or holder of a valid lease for all Property necessary to conduct the Business where it is presently conducted by Borrower and each Subsidiary. Neither Borrower nor any Subsidiary engages in or proposes to engage in any business or activity other than the Business.

            5.5.2 CERTIFICATES OF AUTHORITY. There is set forth in Exhibit 5.5.2 a list of all states for which Certificates of Authority have been issued or assigned to Millers, Phoenix and each Insurance Subsidiary. All of such Certificates of Authority are in full force and effect and have been duly issued in the name of, or validly assigned to Millers, Phoenix and each Insurance Subsidiary, as applicable, no default or breach exists thereunder and Borrower or each Subsidiary, as applicable, has full power and authority thereunder to operate the Business as and where it is presently conducted by Millers, Phoenix and each Subsidiary.

            5.5.3 OPERATING AGREEMENTS. There is set forth in Exhibit 5.5.3 a list of all Operating Agreements involving payment obligations in excess of $50,000 in any year. All of the Operating Agreements listed in Exhibit
      5.5.3 are in full force and effect and no event has occurred which could reasonably be expected to result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower or any of its Subsidiaries which could have a Material Adverse Effect.

            5.5.4 BUSINESS LOCATIONS. There is set forth in Exhibit 5.5.4 the location of Borrower's and each Subsidiary's chief executive office, the locations of all of Borrower's and each Subsidiary's Property, the places where Borrower's and each Subsidiary's books and records are kept, the locations of all offices leased or owned by Borrower or a Subsidiary and used in the operation of the Business of Borrower and each Subsidiary and all other locations leased or owned by Borrower or a Subsidiary and where Borrower or each Subsidiary conducts Business.

            5.5.5 REAL PROPERTY; LEASES. Neither Borrower nor any Subsidiary owns any real property. There is set forth in Exhibit 5.5.5 a list of all leases of real property under which Borrower and any Subsidiary is a lessee. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto. The present and contemplated use of the Leasehold Property is in compliance with all material applicable zoning ordinances and regulations and other laws and regulations.

            5.5.6 OPERATION AND MAINTENANCE OF EQUIPMENT. All of the equipment and other tangible personal property owned by Borrower or any Subsidiary is in good operating condition and repair (subject to normal wear and tear) and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

      5.6 TITLE TO PROPERTY; LIENS. Borrower and each Subsidiary has (i) good and indefeasible title to all of its Property, except (A) any License which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is, or upon the Closing Date will be, free and clear of all Liens, except Permitted Liens. The applicable Loan Instruments create valid first Liens on the Collateral described therein, subject only to Permitted Prior Liens.

      5.7   PROJECTIONS AND FINANCIAL STATEMENTS.

            5.7.1 FINANCIAL STATEMENTS. Borrower has delivered to Agent the financial statements and reports described in Exhibit 5.7.1. Such financial statements present fairly in all material respects the results of operations of the Business of Borrower and Phoenix for the periods covered thereby and the financial condition of Borrower and Phoenix as of the dates indicated therein. All of the financial statements have been prepared in conformity with GAAP or Statutory Accounting Practices, as applicable. Since December 31, 1998, there has been no change which has had a Material Adverse Effect. Borrower has also delivered to Agent a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Loan Instruments, presents fairly in all material respects the anticipated financial condition of Guarantor, Borrower, Millers and Phoenix as of the Closing Date based on the assumptions set forth therein.

            5.7.2 PROJECTIONS. Borrower has delivered to Agent the projections described in Exhibit 5.7.2 of the future operations of Borrower and its Subsidiaries. Such projections are based on assumptions that Borrower in good faith considered reasonable at the time such assumptions were made, as set forth therein.

      5.8 LITIGATION. There is set forth in Exhibit 5.8 a description of all actions, suits and arbitration proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any Subsidiary or maintained by Borrower or any Subsidiary at law or in equity or before any Governmental Body which, if adversely determined, could have a Material Adverse Effect.

      5.9 DEFAULTS IN OTHER AGREEMENTS; CONSENTS; CONFLICTING AGREEMENTS. Neither Borrower nor any Subsidiary is in default under any agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their respective Property is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of any of the Loan Instruments or (ii) as a condition to the validity or enforceability of any of the Loan Instruments or any of the transactions contemplated thereby or the priority of the Security Interests, except for (A) certain filings to establish and perfect the Security Interests, (B) filings and approvals required pursuant to Article 21.49-1 of the Texas Insurance Code (the "Texas Holding Company Act") and Article 8, Sections 20-481 through 20-481.23 of the Arizona Insurance Code (the "Arizona Holding Company Act," the Texas Holding Company Act and the Arizona Holding Company Act hereinafter collectively referred to as the "Holding Company Acts") pertaining to the acquisition of control of domestic insurance companies, which filings and approvals are necessary as a condition to the acquisition of the Millers Capital Stock or the Phoenix Capital Stock upon foreclosure of the Security Interests therein, and (C) disclosures required pursuant to the Holding Company Acts subsequent to the initial Loan, with respect to the pledge of the Millers Capital Stock or the Phoenix Capital Stock. No provision of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or Trilogy or affecting the Property of Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Instruments or affect the validity or priority of the Security Interests, other than the requirements of the Holding Company Acts described in (B) and (C) of this Section 5.9. The execution, delivery or performance of the terms of the Loan Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower or any Subsidiary pursuant to the terms of any such material mortgage, indenture, contract or agreement.

      5.10 TAXES. Borrower and each Subsidiary has filed all tax returns required to be filed, and have paid, or made adequate provision for the payment of, all material taxes shown to be due and payable on such returns or in any assessments made against Borrower and each Subsidiary, and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP or Statutory Accounting Practices, as applicable, to be reflected in the financial statements of Borrower and each Subsidiary and are not so reflected therein. The charges, accruals and reserves on the books of Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and Borrower does not know of any unpaid assessment which is or might be due and payable against Borrower or any Subsidiary or any of their respective Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the federal or state tax returns of Borrower or any Subsidiary are under audit.

      5.11 COMPLIANCE WITH APPLICABLE LAW. Neither Borrower nor any Subsidiary is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a Material Adverse Effect. Borrower and each Subsidiary are in compliance in all material respects with all applicable statutes and regulations, including, without limitation, all insurance laws and regulations of the State of Texas and of each other state in which any Insurance Subsidiary conducts an insurance business, all Environmental Laws, ERISA, and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, a violation of which would have a Material Adverse Effect.

      5.12 PATENTS, TRADEMARKS AND FRANCHISES. Borrower and each Subsidiary owns, possesses or has the right to use all patents, trademarks, service marks, tradenames, copyrights, franchises and rights with respect thereto, necessary for the conduct of the Business as proposed to be conducted by Borrower and each Subsidiary after the Closing Date, without any known conflict with the rights of others and, in each case, free of any Liens other than Permitted Liens.

      5.13 REGULATORY MATTERS. Millers, Phoenix and each Insurance Subsidiary
(i) has duly and timely filed all reports, financial information and other filings which are required to be filed under the insurance laws or regulations of the States of Texas and Arizona or any other state in which Millers, Phoenix and any Insurance Subsidiary conduct an insurance business (including laws relating to transactions within Borrower's holding company system) or any other applicable law, rule or regulation of any Governmental Body, the non-filing of which would have a Material Adverse Effect, and (ii) is in compliance with all such laws, rules and regulations, the noncompliance with which would have a Material Adverse Effect. All information provided by or on behalf of Borrower in any material filing with insurance regulatory officials, the NAIC or any other Governmental Body was, at the time of filing, true, complete and correct in all material respects when made, and all appropriate Governmental Bodies have been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations. Except as set forth in Exhibit 5.13, as at December 31, 1998 all IRIS ratios of Millers and Phoenix were within the usual range.

      5.14  APPLICATION OF CERTAIN LAWS AND REGULATIONS.    Neither   Borrower
nor any Subsidiary is:

            5.14.1      INVESTMENT COMPANY.     An "investment  company," or a
      company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.14.2 PUBLIC UTILITY HOLDING COMPANY ACT. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            5.14.3 REGULATIONS AS TO BORROWING. Except for laws related to regulating insurance companies and insurance holding companies, subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.15 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U.

      5.16 OTHER INDEBTEDNESS. Upon the Closing neither Borrower nor any Subsidiary will have any Indebtedness for Borrowed Money, except for (i) Borrower's Obligations, (ii) the Permitted Senior Indebtedness, and (iii) Existing Indebtedness as described on Exhibit 5.16.

      5.17 NO MISREPRESENTATION. Neither this Loan Agreement nor any other Loan Instrument or certified information furnished or to be furnished by or on behalf of Borrower to any Lender or Agent in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, and other than general economic or industry conditions known to Borrower that would be expected to have a Material Adverse Effect that has not expressly been disclosed to Agent in writing.

      5.18  EMPLOYEE BENEFIT P1ANS.

            5.18.1 NO OTHER PLANS. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Exhibit 5.18.1. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents described on Exhibit 5.18.1.

            5.18.2 ERISA AND CODE COMPLIANCE AND LIABILITY. Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability for any taxes or penalties has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied with respect to any Employee Benefit Plan or any Multiemployer Plan.

            5.18.3 FUNDING. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due dates of such contributions under
      Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

            5.18.4 PROHIBITED TRANSACTIONS AND PAYMENTS. Except for cases in which no material liability (including liability for indemnification) to Borrower or an ERISA Affiliate has arisen, neither Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

            5.18.5      NO TERMINATION EVENT.   No   Termination   Event   has
      occurred or is reasonably expected to occur.

            5.18.6 ERISA LITIGATION. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

      5.19  EMPLOYEE MATTERS.

            5.19.1 COLLECTIVE BARGAINING AGREEMENTS; GRIEVANCES. (i) None of the employees of Borrower or any Subsidiary is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or any Subsidiary, and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower or any Subsidiary by any of employees, other than employee grievances or controversies arising in the ordinary course of business that would not in the aggregate be expected to have a Material Adverse Effect.

            5.19.2 CLAIMS RELATING TO EMPLOYMENT. Neither Borrower nor any Subsidiary is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which Borrower or any Subsidiary would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

      5.20 BURDENSOME OBLIGATIONS. After giving effect to the transactions contemplated by the Loan Instruments, (i) neither Borrower nor any Subsidiary
(A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect, or (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each of Borrower and each Subsidiary (A) owns and will own Property, the fair saleable value of which is
(I) greater than the total amount of its liabilities (including contingent liabilities), and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. Neither Borrower nor any Subsidiary presently has knowledge of any future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

      5.21 INSURANCE. There is set forth in Exhibit 5.21 a description of all policies of insurance that are in effect as of the Closing Date with respect to which Borrower and any Subsidiary is the insured. All premiums on such policies have been paid when due, no written notice of cancellation has been received with respect to any such policies, to the knowledge of Borrower such policies are in full force and effect and Borrower is in compliance with all material conditions contained in such policies.

      5.22 YEAR 2000 COMPLIANCE. Borrower and each Subsidiary have reviewed the areas within their business and operations which could reasonably be expected to be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem, and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the Year 2000 Problem will not have a Material Adverse Effect. From time to time, at the request of Bank, Borrower and each Subsidiary shall provide to Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

                                     ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full, Borrower agrees that it will, and will cause each Subsidiary to:

      6.1 LEGAL EXISTENCE; GOOD STANDING. Maintain its existence and its good standing (if applicable) in the jurisdiction of its formation and its qualification or authorization in each jurisdiction in which the failure to be so qualified or authorized would have a Material Adverse Effect, and in any event in each jurisdiction in which Borrower or any Subsidiary transacts Business.

      6.2 INSPECTION. Permit representatives of each Lender at reasonable times to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its officers, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and upon the occurrence and during the continuance of an Incipient Default or Event of Default, such Accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with each Lender.

      6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain internal accounting policies and procedures reasonably satisfactory to Lenders and a standard system of accounting in accordance with GAAP, or, with respect to each Insurance Subsidiary, in accordance with Statutory Accounting Practices, and furnish to Agent and LaSalle:

            6.3.1 QUARTERLY STATEMENTS.   As  soon  as  available  and  in any
      event within 60 days after the close of the first three quarters of each year:

                  (a) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter, prepared in accordance with GAAP;

                  (b) unaudited consolidated statements of operations,
            shareholders' equity and, if prepared in the normal course, cash flows, of Borrower, and its Subsidiaries for such quarter and for the period from the beginning of the then current year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, prepared in accordance with GAAP;

                  (c) quarterly financial statements of each Insurance
            Subsidiary as filed with insurance regulatory officials, prepared in accordance with Statutory Accounting Practices; and

                  (d)   INSpire's quarterly reports as filed on Form 10-Q;

      all in reasonable detail, containing such information as any Lender reasonably may require, and, except in the case of INSpire, certified by the Chief Financial Officer as prepared in accordance with GAAP or Statutory Accounting Practices, as applicable, on a basis consistent with prior years, subject to normal year-end adjustments and absence of footnotes.

            6.3.2 ANNUAL STATEMENTS. Assoon as available and in any event within 120 days (75 days in the case of Subsections 6.3.2(c) and 6.3.2(g) and 150 days in the case of Subsection 6.3.2(f)) after the close of each year:

                  (a) the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such year, prepared in accordance with GAAP;

                  (b) the consolidated statements of operations, shareholders'
            equity and cash flows of Borrower and its Subsidiaries for such year setting forth in each case in comparative form showing the corresponding figures for the preceding year, prepared in accordance with GAAP;

                  (c) the Annual Statement of each Insurance Subsidiary, on the form promulgated by the NAIC and as filed with the Texas and Arizona Commissioners of Insurance, as applicable, or any other state in which Millers, Phoenix or any other Insurance Subsidiary conducts an insurance business, prepared in accordance with Statutory Accounting Practices, including Management's Discussion and Analysis with respect to each Insurance Subsidiary, prepared in conformity with the standards developed by the NAIC;

                  (d)   INSpire's annual report as filed on Form 10-K;

                  (e) an opinion of the Accountants which shall accompany the financial statements described in subsection 6.3.2(a) and subsection 6.3.2(b) above, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, (ii) such financial statements have been prepared in conformity with GAAP and/or Statutory Accounting Practices, as appropriate, and in a manner consistent with prior periods, and (iii) such financial statements fairly present in all material respects the financial position and results of operations of Borrower and each Subsidiary;

                  (f) an opinion of the Accountants with respect to the Admitted
            Assets, Total Liabilities and Statutory Surplus of each Insurance Subsidiary as of the end of such year, and the results of its operations and its cash flows for such year, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, (ii) such financial statements have been prepared in conformity with Statutory Accounting Practices and in a manner consistent with prior periods, and (iii) such financial statements fairly present in all material respects the financial position and results of operations of each Insurance Subsidiary; and

                  (g) the Statement of Actuarial Opinion of each Insurance
            Subsidiary's loss reserve and loss reserves and loss adjustment expense reserves prepared by a Qualified Actuary as such term is defined in the Annual Statement Instructions for Property and Casualty Companies and prepared in accordance with standards established by the Casualty Actuarial Society and the American Academy of Actuaries. The actuary's opinion must opine as to the adequacy of each Insurance Subsidiary's reserves for reported and "incurred but not reported" claims.

            6.3.3 OFFICER'S CERTIFICATES. The financial statements described in subsections 6.3.1 and 6.3.2 shall be accompanied by a Compliance Certificate signed by the Chief Financial Officer.

            6.3.4 AUDIT REPORTS. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.2, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower.

            6.3.5 FINANCIAL PROJECTIONS. As soon as practicable, and in any event no later than 45 days after the commencement of each Fiscal Year, financial projections and a budget for the Borrower and its Subsidiaries for such Fiscal Year in reasonable detail.

            6.3.6 NOTICE OF DEFAULTS; LOSS. Prompt written notice if: (i) any Indebtedness of Borrower or any Subsidiary is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of Borrower or any Subsidiary to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement of the Chief Financial Officer setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

            6.3.7 NOTICE OF SUITS, ADVERSE EVENTS. Prompt written notice of: (i) any judgment or any citation, summons, subpoena, order to show cause or other order naming Borrower or any Subsidiary a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect and include with such notice a copy of such judgment, citation, summons, subpoena, order to show cause or other order,
      (ii) any restriction, suspension, lapse or termination of any License, permit, franchise, agreement or other authorization issued to Borrower or any Subsidiary by any Governmental Body or any other Person that is material to the operation of the Business of Borrower or any Subsidiary, which restriction, suspension, lapse or termination might reasonably be expected to have a Material Adverse Effect, and (iii) any refusal by any Governmental Body or any other Person to renew or extend any such License, permit, franchise, agreement or other authorization, which refusal might reasonably be expected to have a Material Adverse Effect.

            6.3.8 REPORTS TO SHAREHOLDERS, CREDITORS AND GOVERNMENTAL BODIES.

                  (a) Promptly upon becoming available, copies of all annual financial statements and annual reports sent or made available generally by Borrower to its shareholders, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the SEC, and of all statements generally made available by Borrower or others concerning material developments in Borrower's or any Subsidiary's Business.

                  (b) Promptly upon becoming available, copies of any periodic or special reports filed by Borrower or any Subsidiary with any Governmental Body or Person other than those described in subsection 6.3.10, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or any Subsidiary, or if copies thereof are requested by any Lender, and copies of any material notices and other communications from any Governmental Body or Person, other than those described in subsection 6.3.10, which specifically relate to Borrower or any Subsidiary.

            6.3.9 ERISA NOTICES AND REQUESTS.

                  (a) With reasonable promptness, and in any event within 30 days after occurrence of any of the following, Borrower will give notice of and/or deliver to Agent copies of (i) the establishment of any new Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
            Section 412 of the Code by the due date.

                  (b) Promptly and in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) It prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                  (c) With reasonable promptness but in any event within 10 days after the occurrence of any of the following (or with respect to (i) and (iii) below, upon written request), copies of. (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower will notify Agent promptly in writing if Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the me i g of Section 4041(c) of ERISA.

            6.3.10      INSURANCE REGULATORY REPORTS AND FILING.  Within    10
      days after receipt or filing, copies of each of the following received or filed, as applicable:

                  (a) all final examination reports prepared with respect to each Insurance Subsidiary by the insurance regulatory officials of any state (including reports of financial examinations and so-called "market conduct" examinations);

                  (b) notice of any proposed payment of any extraordinary
            dividend by each Insurance Subsidiary, as defined in Article 21.49-1, Section 4(c) of the Texas Insurance Code;

                  (c) all other financial reporting filings, including but not limited to Form B and C filings, made by or with respect to each Insurance Subsidiary pursuant to the Holding Company Act;

                  (d) all reports, corrective orders, notices or filings made or issued with respect to each Insurance Subsidiary's Risk-Based
            Capital;

                  (e) all reports generated by the NAIC with respect to each
            Insurance Subsidiary's Insurance Regulatory Information Systems ("IRIS") ratios or results, and all notices of the placement of each Insurance Subsidiary on any NAIC "watch list";

                  (f) all reports or filings made by or with respect to each
            Insurance Subsidiary concerning the issuance of additional capital stock or any other increase in the capital of each Insurance Subsidiary, and any permits or other regulatory authorizations issued in connection therewith;

                  (g) notice of any pending investigation of the operations of each Insurance Subsidiary by insurance regulatory officials which might reasonably be expected to have a Material Adverse Effect; and

                  (h) all reports, evaluations, appraisals, summaries and
            similar correspondence prepared by any reinsurers of any Insurance Subsidiary as reasonably requested by Lenders.

            6.3.11      OTHER INFORMATION.

                  (a) Immediate notice of any change in the name of Borrower or any Subsidiary, any material sale or purchase of Property outside the regular course of business of Borrower or any Subsidiary, and any change in the business or financial affairs of Borrower or any Subsidiary, which change would have a Material Adverse Effect.

                  (b) Promptly upon request therefor, such other financial
            reports prepared in the normal course and other information relating to the past, present or future financial condition, operations, plans and projections of Borrower or any Subsidiary as any Lender reasonably may request from time to time.

      6.4 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower or any Subsidiary, including, but not limited to, all filings required under the Holding Company Act in connection with the Loans or the pledge of the Millers Capital Stock or the Phoenix Capital Stock in connection therewith.

      6.5 MAINTENANCE OF LICENSES AND OTHER AGREEMENTS. Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all Licenses, trademarks, tradenames and agreements necessary for the operation of the Business, the loss of any of which would have a Material Adverse Effect.

      6.6 INSURANCE. Maintain in full force and effect at all times such liability, property and casualty insurance and fidelity and other bonds as may be customarily maintained by similarly situated companies, in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Agent.

      6.7 COMPLIANCE WITH LAWS. Comply with all federal, state and local laws, ordinances, requirements and regulations (including all insurance laws and regulations, ERISA and all Environmental Laws) and all judgments, orders, injunctions and decrees applicable to Borrower or any Subsidiary and their respective operations, the failure to comply with which would have a Material Adverse Effect.

      6.8 TAXES AND CLAIMS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any capital or Property belonging to it, or upon or with respect to insurance policies issued by it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower, provided that neither Borrower nor any Subsidiary shall be required by this Section 6.8 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower or such Subsidiary, as applicable, has set aside reserves on its books satisfactory to Lenders in their reasonable discretion.

      6.9 MAINTENANCE OF PROPERTIES. Maintain all of its Property necessary in the operation of its Business in good working order and condition, ordinary wear and tear excepted.

      6.10 ADDITIONAL NON-INSURANCE SUBSIDIARIES. Each Non-Insurance Subsidiary shall timely execute a certificate from the secretary of such Non-Insurance Subsidiary certifying (i) the Articles of Incorporation, together with all amendments thereto, certified by the Secretary of State from their respective states of formation, (ii) the Bylaws, together with all amendments thereto and
(iii) a good standing certificate from their respective states of formation and deliver such other instruments and documents as Lenders reasonably may require. Any Non-Insurance Subsidiary not a Non-Insurance Subsidiary as of the initial Closing, shall execute a set of Loan Instruments, which were required to be executed by any Non-Insurance Subsidiaries which were a party to the Security Agreement, as deemed necessary by the Lenders.

                                   ARTICLE VII

                                 NEGATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full, without the prior written consent of the Requisite Lenders Borrower shall not, and shall not permit any Subsidiary to:

      7.1 BORROWING. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money, except (i) Borrower's Obligations, (ii) Permitted Senior Indebtedness, (iii) Indebtedness owed to the FHLB pursuant to the FHLB Agreement, (iv) Indebtedness owed to Bank of America pursuant to the Bank of America Agreement, (v) the Outstanding Letters of Credit and (vi) Indebtedness incurred or assumed in connection with acquisitions permitted under
Section 7.3.

      7.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens and liens securing indebtedness incurred or assumed in connection with acquisitions permitted under Section 7.3.

      7.3 MERGER AND ACQUISITION. Except for Borrower's acquisition of Phoenix, engage in an Acquisition of any Person (a) unless the entity to be acquired is engaged in the insurance industry, (b) the total cash and cash equivalents paid and indebtedness assumed in connection with the acquisition is equal to or less than $10,000,000, (c) to the extent permitted by applicable law, all stock and assets of the acquired entity are pledged to Lenders, and (d) before and after giving effect to the acquisition no Incipient Default or Event of Default exists or would exist.

      7.4 CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) the Outstanding Letters of Credit, (ii) liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) the issuance of insurance policies or surety bonds in connection with the Business and (iv) guaranties of Indebtedness for Borrowed Money permitted under Section 7.1.

      7.5 DISTRIBUTIONS. Except for payments made in connection with the Right of First Refusal (and only if no Event of Default or Incipient Default exists), make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, all or any portion of the Borrower Capital Stock, except that (i) Borrower may declare and pay quarterly cash dividends in any year in an aggregate amount for all such dividends paid during such year not to exceed 50% of its Net Income for the preceding year, provided no Incipient Default or Event of Default then exists or would be created by the payment of such dividends and (ii) Borrower may pay dividends by issuance of additional Borrower Capital Stock.

      7.6   CAPITAL EXPENDITURES.   Make or incur any Capital  Expenditures in
any  year  in  excess  of   $3,000,000  in  the  aggregate  for  Borrower  and
Subsidiaries.

      7.7 OBLIGATIONS AS LESSEE UNDER OPERATING LEASE. Except as set forth on
Exhibit 5.5.3, enter into any arrangement as lessee of Property under any Operating Lease if the aggregate rentals for Borrower and each Subsidiary for all such Operating Leases during any year would exceed $2,000,000.

      7.8 INVESTMENTS, ACQUISITIONS AND LOANS. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate (each an "Investment"), except (i) with respect to any Insurance Subsidiary, for investments made in accordance with the Investment Policy and the insurance laws and regulations of the State of Texas and the State of Arizona and (ii) that Borrower may from time to time make Investments in any of its wholly-owned Subsidiaries and any of the Subsidiaries may at any time make Investments in any other of such Subsidiaries and make Acquisitions permitted under Section 7.3 but only to the extent that Lender has a first priority perfected security interest in 100% of the Borrower's stock ownership with respect to the Insurance Subsidiaries and a first priority perfected security interest with respect to 100% of the assets of the Non-insurance Subsidiaries.

      7.9 FUNDAMENTAL BUSINESS CHANGES. Materially change the nature of its business or engage in any business other than the Business.

      7.10 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) except for the sale or disposition of (i) Property which is not material to or necessary for the continued operation of its Business and (ii) obsolete or unusable items of equipment.

      7.11  AMENDMENT OF CERTAIN INSTRUMENTS.   Amend,  modify  or  waive  any
term or provision of any of its articles of incorporation or by-laws.

      7.12 ISSUANCE OF CAPITAL. Issue or sell or permit, to be issued or sold any additional capital stock or any interests convertible into or exercisable for any such additional capital stock, except that Borrower may (i) issue and sell capital stock or any interest convertible into or exercisable for capital stock and (ii) permit any Subsidiary of Borrower to issue and sell additional capital stock to Borrower or any wholly-owned Subsidiary of Borrower, provided that such stock is issued in accordance with applicable insurance laws and regulations and pledged to Agent pursuant to the Pledge Agreement.

      7.13 TRANSACTIONS WITH AFFILIATES. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of Borrower, lease Property, render or receive services or purchase assets from any such Affiliate, or otherwise enter into any contractual relationship with any Affiliate of Borrower, except for (i) dividends payable by an Insurance Subsidiary to Borrower, (ii) transactions or agreements between Borrower and any Insurance Subsidiary which comply in all respects with the Holding Company Act (including dividends payable by any Insurance Subsidiary to Borrower in respect of the Millers Capital Stock or the Phoenix Capital Stock), (iii) any transaction the terms of which are no less favorable to Borrower or any of its wholly-owned Subsidiaries, as the case may be, than those that might be obtained at the time from unrelated Persons or (iv) any transaction between Borrower and any of its direct or indirect wholly-owned Subsidiaries or between any of its direct or indirect wholly-owned Subsidiaries.

      7.14  COMPLIANCE WITH ERISA.

            (i) permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $100,000;

            (ii) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000;

            (iii) permit any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

            (iv) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000;

            (v) engage, or permit Borrower or any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to
      Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 is imposed;

            (vi) permit the establishment of any post-retirement welfare benefits (except such benefits as mandated by federal or state law) or, except for employment agreements, establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate in excess of $500,000 on an annual basis or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which establishment, liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate; or

            (vii) fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof

      7.15 BUSINESS LOCATIONS. Change the location of its chief executive office, any of its Property or the place where its books and records are kept unless (i) Lenders shall receive written notice thereof within 30 days thereafter, (ii) Borrower and each Subsidiary shall have complied with all material applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, including, without limitation, the insurance regulatory officials of the State of Texas, and (iii) Borrower shall have executed and delivered to Lenders any documents Lenders may reasonably require in order to maintain the validity and priority of the Security Interests.

      7.16  MINIMUM CONSOLIDATED NET WORTH.     Permit  the  Consolidated  Net
Worth as of the last day of any quarter to be less than $55,000,000 plus 50% of cumulative annual positive Net Income since the Closing Date.

      7.17  MAXIMUM CONSOLIDATED LEVERAGE RATIO.      Permit the  Consolidated
Leverage Ratio to exceed .40 to 1.0 tested quarterly at the end of each fiscal quarter.

      7.18 CONSOLIDATED FIXED CHARGE RATIO. Permit the Consolidated Fixed Charge Ratio to be less than 1.25 to 1.0 in any year tested quarterly at the end of each fiscal quarter and calculated on a rolling four quarters basis.

      7.19 MINIMUM STATUTORY SURPLUS OF MILLER. Permit the Statutory Surplus of Millers (after excluding all unrealized gains since December 31, 1998 in investments in INSpire and excluding unrealized losses since December 31, 1998 in investments in INSpire up to $20,000,000) as of the last day of any fiscal quarter to be less than $80,000,000.

      7.20  MINIMUM STATUTORY SURPLUS OF PHOENIX.     Permit   the   Statutory
Surplus of Phoenix as of the last day of any fiscal quarter to be less than $12,000,000.

      7.21 NET LEVERAGE RATIO. Permit the ratio of (i) the sum of Annualized Net Written Premiums as of the end of any fiscal quarter, to (ii) Statutory Surplus as of the end of such quarter to be greater than 3.0 to 1.0.

      7.22 MINIMUM COMPANY ACTION LEVEL. Permit the Statutory Surplus of all Insurance Subsidiaries to be less than 125% of the Company Action Level for any year beginning with 1999 or permit a Company Action Level Event to occur.

      7.23 A.M. BEST RATING. Permit the A.M. Best rating of Millers to be less than " B + and of Phoenix to be less than "B + + " at any time.

      7.24 REINSURANCE. Permit Millers, Phoenix or other Insurance Subsidiary to cede risks to (reinsure with) any (i) company having an A.M. Best rating lower than "A-," or (ii) any other company not rated by A.M. Best so long as Millers, Phoenix or such other Insurance Subsidiary is entitled under applicable insurance laws and regulations to receive credit for reinsurance with such company; provided, however, that Millers, Phoenix or other Insurance Subsidiaries may cede risks to (reinsure with) an Affiliate without the prior written consent of the Requisite Lenders so long as Borrower provides notice of such to Agent within ten (10) days after such cession. Attached as Exhibit 7.23 is the Order of Pooling issued by the Texas Department of Insurance. Any subsequent Orders of Pooling shall be provided to the Lender.

                                    ARTICLE VIII

                                DEFAULT AND REMEDIES

      8.1   EVENTS OF DEFAULT.      The  occurrence  of any  of the  following
shall constitute an Event of Default under the Loan Instruments:

      8.1.1 DEFAULT IN PAYMENT.     If  Borrower  shall fail to pay all or any
portion of Borrower's Obligations when the same become due and payable.

      8.1.2 BREACH OF COVENANTS.

            (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.1, 6.2 or 6.5 or in
      Article VII;

            (b) If Borrower or a Subsidiary shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 8.1) made by Borrower or a Subsidiary in any of the Loan Instruments to which Borrower or a Subsidiary is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by LaSalle.

      8.1.3 BREACH OF WARRANTY. If any representation or warranty made by or on behalf of Borrower in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect on the date made.

      8.1.4 DEFAULT UNDER OTHER INDEBTEDNESS FOR BORROWED MONEY. If (i) Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $1,000,000, or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower (other than Borrower's Obligations) outstanding in a principal amount of at least $1,000,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

      8.1.5 BANKRUPTCY; INSOLVENCY.

            (a) If Borrower or any Subsidiary shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction (including the filing of a liquidation order with respect to any Insurance Subsidiary), (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower or any Subsidiary, or for any substantial part of the Property of Borrower or any Subsidiary, or (v) be adjudicated insolvent.

            (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or any Subsidiary, a custodian, rehabilitator, conservator, receiver, trustee or other officer with similar powers with respect to Borrower or any Subsidiary, or with respect to any substantial part of the Property belonging to Borrower or any Subsidiary, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or any Subsidiary, or if any petition for any such relief shall be filed against Borrower or any Subsidiary and such petition shall not be dismissed or stayed within 60 days.

            8.1.6 JUDGMENTS. If the aggregate amount of all judgments or awards against Borrower or any Subsidiary on a consolidated basis which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal exceeds $1,000,000 in excess of insured amounts.

            8.1.7 IMPAIRMENT OF LICENSES; OTHER AGREEMENTS. If (i) any Governmental Body shall revoke, terminate, restrict, suspend, materially adversely modify or fail to renew any License of Borrower or any Subsidiary, the continuation of which is material to the continuation of the Business of Borrower or any Subsidiary and such revocation, termination, restriction, suspension, material adverse modification or failure to renew is not cured within 30 days of notice thereof, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License, which violation, default or failure has a Material Adverse Effect, or (iii) any agreement which is necessary to the operation of such Business shall be revoked or terminated and not replaced by a reasonable substitute within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

            8.1.8 COLLATERAL. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person, or the title and rights of Borrower to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

            8.1.9 ERISA - PENSION PLANS. If (i) Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, Borrower or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or
      (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan; or (iii) a Termination Event occurs which results in or is likely to result in a Material Adverse Effect.

            8.1.10 ERISA - MULTIEMPLOYER PLANS. If Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

      8.2   ACCELERATION OF BORROWER'S OBLIGATIONS.   Upon the occurrence of:

            (a) any Event of Default described in clauses (ii), (iii), (iv) and
      (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

            (b) any other Event of Default, the Requisite Lenders, at any time (unless such Event of Default shall have been waived in writing or remedied), at their option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than the declaration referred to in this clause (b)), notice of intent to accelerate and notice of acceleration, all of which hereby are waived.

      8.3 REMEDIES ON DEFAULT. If Borrower's Obligations have been accelerated pursuant to Section 8.2, Agent and/or Lenders, at their option, may:

            8.3.1 ENFORCEMENT OF SECURITY INTEREST.   Enforce   their   rights
      and remedies under the Loan Instruments in accordance with their respective terms.

            8.3.2 OTHER REMEDIES.   Enforce  any of  the  rights  or  remedies
      accorded to Lenders and/or Agent at equity or law, by virtue of statute or otherwise.

      8.4 APPLICATION OF FUNDS. Any funds received by Lenders and/or Agent pursuant to the exercise of any rights accorded to Agent and/or Lenders pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied to Borrower's Obligations in the following order of priority:

            8.4.1 EXPENSES. First, to the payment of (i) all reasonable fees and expenses, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Agent and/or Lenders in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, attorneys' fees, and (ii) all Liens superior to the Liens of Agent and/or Lenders except such superior Liens subject to which any sale of the Collateral may have been made.

            8.4.2 BORROWER'S OBLIGATIONS. Next,   to   the   payment   of  the
      remaining portion of Borrower's Obligations in such order as Lenders may determine.

            8.4.3 SURPLUS.    Any surplus,  to the Person or Persons  entitled
      thereto.

      8.5 PERFORMANCE OF BORROWER'S OBLIGATION. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) perform any other of the obligations of Borrower hereunder or under any of the other Loan Instruments, and (v) perform the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Lien, then after notice to Borrower, Agent may (but shall, not be required to) procure and pay for such insurance policy or bond, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower. Borrower shall reimburse Lenders immediately upon demand for all reasonable sums paid or advanced on behalf of Borrower for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Lenders in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lenders at the Prime Rate, and after demand therefor, at the applicable Default Rate. All such sums advanced by Lenders, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                     ARTICLE IX

                       ADDITIONAL LENDERS AND PARTICIPANTS

      9.1   ASSIGNMENT TO OTHER LENDERS.

            9.1.1 ASSIGNMENT. Upon prior written notice to Agent, subject to Borrower's consent, which shall not be unreasonably withheld (but no such consent shall be required if an Event of Default is continuing), LaSalle may make one or more Loan Assignments, and each Assignee, with the prior written consent of the Requisite Lenders (which may be given or denied in the sole discretion of the Requisite Lenders) the consent of Borrower (as described and limited above) and upon prior written notice to Agent, may make a Loan Assignment of the rights and obligations which were assigned to such Assignee. Each Person making a Loan Assignment shall give prompt written notice thereof to Borrower.

            9.1.2 Assignment. Each Assignee to which LaSalle makes a Loan Assignment, and each subsequent Assignee, to the extent of such Loan Assignment, shall have the same rights, benefits and obligations under the Loan Instruments as such Assignee would have had if such Assignee were an original party to the Loan Instruments. No Loan Assignment shall impose additional obligations upon Borrower or any Subsidiary.

            9.1.3 SUBSTITUTION OF NOTES. Simultaneously with the delivery by any Lender to Borrower of any promissory note which is the subject of a Loan Assignment and which is marked "canceled," Borrower shall execute and deliver to such Lender for delivery to (i) the Assignee to which such Loan Assignment is made, a promissory note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and
      (ii) such Lender making such Loan Assignment, a promissory note payable to the order of such assigning Lender in an amount equal to the amount retained by such Lender, each such promissory note to be substantially in the form of the canceled promissory note.

            9.1.4 INSPECTIONS. Any action which any Assignee shall desire to undertake pursuant to Section 6.2 of the Loan Agreement shall be coordinated by such Assignee through Agent, and Agent shall accompany each such Assignee which desires to undertake any such action pursuant to such
      Section 6.2.

      9.2 PARTICIPATIONS. Each Lender shall have the right to sell Participations. In the event of the sale of a Participation, the obligations of the Lender selling such a Participation shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any promissory note which previously has been delivered to such Lender pursuant to the terms of this Loan Agreement, such Lender shall notify Borrower of the sale of such Participation, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Notwithstanding the sale of any Participation, all amounts payable by Borrower pursuant to the terms of the Loan Instruments shall be determined as if no such Participation had been sold. No Participant shall be entitled to require a Lender to take or omit to take any action pursuant to the Loan Instruments except as provided in the Participation Agreement executed by and between the Participant and such Lender.

      9.3 ASSIGNMENT AND FUNCTION OF AGENT. LaSalle is hereby appointed as Agent hereunder to act in such capacity on behalf of all Lenders under this Loan Agreement and the other Loan Instruments. LaSalle agrees that it shall continue to act as Agent throughout the term of the Loan. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any other Person. Notwithstanding the appointment of LaSalle as Agent hereunder, LaSalle shall have the same rights hereunder as any other Lender, and may exercise such rights as though LaSalle had not been appointed as Agent hereunder.

      9.4 SETTLEMENT PROCEDURES. Agent shall advise each Lender by telephone or telecopy on each Business Day (the "Settlement Date") of the amount of such Lender's (i) Pro Rata Share of all Loans made by Agent, for the benefit of Lenders, since the preceding Business Day; (ii) Pro Rata Share of any payments of principal with respect to the Loan since the preceding Business Day; and
(iii) Pro Rata Share of the amount of any payments of interest, fees and other amounts with respect to the Loan since the preceding Business Day. On the next Business Day following each Settlement Date, the party from whom payment is due shall make the amount due available to the other, in same day funds, by wire transfer to the other's account, not later than 11:00 a.m. (Chicago, Illinois time). If such payment is not in fact made by the party from whom payment is due, the other party shall be entitled to recover such corresponding amount on demand (which demand shall be promptly made), together with interest thereon at the Federal Funds Rate (as determined by Agent), for each day from the Settlement Date on which such amount was due until such amount is paid. Whenever Agent is asked to make an advance with respect to the Loan, not less than one Business Day prior to the proposed Funding Date Agent may elect to advise each Lender by telephone or telecopy of the requested Funding Date, the amount of such advance and the amount of such Lender's Pro Rata Share thereof. In such case, each Lender shall pay to Agent the amount of such Lender's Pro Rata Share of such advance prior to 11:00 a.m. (Chicago, Illinois time) on the proposed Funding Date.

      9.5 SET OFF AND SHARING OF PAYMENTS. Upon the occurrence of any Event of Default and the acceleration of Borrower's Obligations, each Lender is authorized by Borrower, at any time or from time to time thereafter, without notice to Borrower or to any other Person, to set off and to appropriate and apply any and all balances held by such Lender for the account of Borrower, and any other Property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of Borrower's Obligations which are not paid when due. Borrower agrees that (i) each Lender may exercise its right to set off with respect to amounts in excess of such Lender's share of Borrower's Obligations and may sell Participations in such excess to other Lenders and (ii) any Lender so purchasing a Participation in the Loans made or other of Borrower's Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such Participation as fully as if such Lender were a direct holder of the Loans and other of Borrower's Obligations in the amount of such Participation.

      9.6 LENDER'S DECISIONS. All Lender's Decisions shall be made by the Requisite Lenders, except that notices under subsection 8.1.2(b) and waivers of any Event of Default arising thereunder shall be given and made only by LaSalle in its sole discretion.

      9.7 CONFIDENTIALITY. Each Lender agrees to exercise its best efforts to keep any non-public information delivered or made available to such Lender pursuant to the Loan Instruments confidential from any Person other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided that nothing herein shall prevent any Lender from disclosing such information to any Assignee or, after notice to Borrower, as required or requested by any Governmental Body or to the extent required by legal process or as required in connection with the exercise of any remedy under the Loan Instruments.

                                    ARTICLE X

                                     CLOSING

      The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on the date agreed upon, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived. The Closing shall take place at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or such other place as the parties hereto shall agree. Unless the Closing occurs on or before September 26, 1999, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to Lenders pursuant to Article XI, none of the parties hereto shall have any further obligation to any other party.

                                     ARTICLE XI

                               EXPENSES AND INDEMNITY

      11.1 ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Lenders on demand all reasonable expenses incurred by Agent and/or Lenders in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

            11.1.1 FEES AND EXPENSES FOR PREPARATION OF LOAN Instruments. All reasonable expenses, disbursements and attorneys' fees (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of special counsel and other counsel retained by Agent and/or Lenders in connection with the preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers hereto or thereto, but excluding any Loan Assignments or Participations or other documents to which Borrower is not a party.

            11.1.2 FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS OR DEFENSE OF LOAN INSTRUMENTS. Any reasonable expenses or other costs, including attorneys' fees and expert witness fees, incurred by Agent and/or Lenders in connection with the enforcement or collection against any Borrower of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Borrower of any provision of any of the Loan Instruments in any state or federal bankruptcy or reorganization proceeding.

      11.2 INDEMNITY. Borrower agrees to indemnify and save Agent and Lenders harmless of and from the following:

            11.2.1      BROKERAGE FEES.   The fees,  if any,  of  brokers  and
      finders engaged by Borrower.

            11.2.2 GENERAL. Any loss, liability, damage or reasonable cost or expense (including reasonable attorneys' fees and expenses) incurred by Agent and/or Lenders in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Agent and/or Lenders are parties to such litigation, proceeding or suit, or is subject to such investigation; provided, however, Borrower shall not be liable for any such loss, cost, liability, damage or expense that is the proximate result of Agent's or any Lender's negligence or willful misconduct.

            11.2.3 OPERATION OF COLLATERAL; JOINT VENTURERS. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Agent and/or Lenders and Borrower as having the relationship of joint venturers or partners or the determination that Agent or any Lender has acted as agent for Borrower; provided, however, Borrower shall not be liable for any such loss, cost, liability, damage or expense that is the proximate result of Agent's or any Lender's negligence or willful misconduct.

            11.2.4 ENVIRONMENTAL INDEMNITY. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Agent or any Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief,
      (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lenders when incurred by Agent and/or Lenders.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 NOTICES. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

      To Borrower:            Millers American Group, Inc.
                              300 Burnett Street
                              Fort Worth, Texas 76102
                              Attention: Joy J. Keller

      Copy to:                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue, Suite 4100
                              Dallas, Texas 75201
                              Attention: Terry M. Schpok, P.C.

      To Agent or LaSalle:    LaSalle Bank National Association
                              135 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention: George L. Kumis

      Copy to:                Katten Muchin & Zavis
                              525 West Monroe Street, Suite 1600
                              Chicago, Illinois 60661
                              Attention: Arthur B. Muir, Esq.

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received.

      12.2 SURVIVAL OF LOAN AGREEMENT; INDEMNITIES. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loans and the execution and delivery to Lenders of the Note and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify Agent or Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Agent or any Lender have run.

      12.3 FURTHER ASSURANCE. From time to time, Borrower shall execute and deliver to Lenders such additional documents as Lenders may reasonably require to carry out the purposes of the Loan Instruments and to protect Lenders' rights thereunder, including, without limitation, using commercially reasonable efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments (it being understood, that the provisions of this Section 12.3 shall not be construed to permit any sale of Collateral not previously approved by Lenders or otherwise permitted by the Loan Instruments).

      12.4 TAXES AND FEES. Should any recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting Lenders' demand, and agrees to hold Lenders harmless with respect thereto.

      12.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or any other Governmental Body, as applicable, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

      12.6 WAIVER. No delay on the part of Agent and/or Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

      12.7 MODIFICATION OF LOAN INSTRUMENTS. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      12.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      12.9 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto. Borrower may not assign its rights or obligations hereunder without the prior written consent of Lenders.

      12.10 REMEDIES CUMULATIVE. All rights and remedies of Agent and Leaders pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against Borrower before proceeding against any other Person or to enforce or resort to any security, lien collateral or other rights of Agent or Lenders. One or more successive actions may be brought against Borrower, either in the same action or in separate actions, as often as Lenders deem advisable, until all of Borrower's Obligations are paid and performed in full.

      12.11 ENTIRE AGREEMENT; CONFLICT. This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

      12.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES, OF CONFLICTS OF LAW. FOR PURPOSES OF THIS SECTION
12.12 THE LOAN INSTRUMENTS SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

      12.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF AGENT OR LENDERS INITIATE OR REMOVE SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH AGENT OR LENDERS SHALL INITIATE OR TO WHICH AGENT OR LENDERS SHALL REMOVE SUCH ACTIONS TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY AGENT OR LENDERS IN, OR REMOVED BY AGENT OR LENDERS TO, ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION
12.1. BORROWER WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY AGENT AND/OR LENDERS, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY AGENT AND/OR LENDERS, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      12.14 WAIVER OF RIGHT TO JURY TRIAL. LENDERS AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

      12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS.

      12.16 ESTOPPEL CERTIFICATE. Within 15 days after Agent requests Borrower to do so, Borrower will execute and deliver to Lenders a statement certifying
(i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Note has been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by the Lenders.

      12.17 COUNTERPARTS. This Loan Agreement and the other Loan Instruments may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      12.18 NO FIDUCIARY RELATIONSHIP. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by any Lender to Borrower.

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      IN WITNESS WIIEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto on the date first set forth above.

                              MILLERS AMERICAN GROUP, INC.,
                               a Texas corporation

                              By:   /s/ DAVID N. THOMPSON
                                    ----------------------------------------
                              Name: David N. Thompson
                              Title: Chief Executive Officer

Commitment: $20,000,000       LASALLE BANK NATIONAL ASSOCIATION,
                              a national banking association, in its
                              individual capacity as a Lender and as Agent for all Lenders

                              By:   /s/ GEORGE L. KUMIS
                                    ----------------------------------------
                              Name: George L. Kumis
                              Title: Senior Vice President

                                    EXHIBITS

            NUMBER                        TITLE
            ------                        -----

            1.1A                          Form of Compliance Certificate

            1.1B                          Investment   Policy   Statement  and
                                          Investment Portfolio Guidelines

            1.1C                          Notice of Borrowing

            5.3.2                         Restrictions on Capital Stock

            5.5.2                         Certificates of Authority

            5.5.3                         Operating Agreements

            5.5.4                         Business Locations

            5.5.5                         Leases of Real Property

            5.7.1                         Financial Statements

            5.7.2                         Projections

            5.8                           Litigation

            5.13                          IRIS Ratios

            5.16                          Existing Indebtedness

            5.18.1                        Employee Benefit Plans

            5.21                          Insurance

            7.23                          Order of Pooling